Exhibit 10.1

CONTRACT FOR SALE AND PURCHASE

     THIS CONTRACT FOR SALE AND PURCHASE is made and entered into as of June 30, 2010 (the “Effective Date”), by and between FIRST TEAM CLERMONT OB, LLC, a Florida limited liability company (“Seller”) and ORANGE BANK OF FLORIDA, a Florida corporation (“Buyer”);

W I T N E S S E T H:

     WHEREAS, Seller is the record owner of fee simple title to certain real property situate in Lake County, Florida, more particularly described on Exhibit “A” attached hereto, together with the improvements located thereon; and

     WHEREAS, the Buyer currently leases the Real Property (as defined below) from Seller pursuant to that certain Net Lease Agreement, dated September 10, 2008, as amended and assigned by that certain Assignment and First Amendment to Net Lease Agreement dated February 5, 2009 (the “Lease”), with respect to certain real property and improvements in Lake County, Florida, as further amended pursuant to Section 34 of this Contract (the “Lease”); and

     WHEREAS, the Seller is desirous of selling and conveying said real property and improvements to Buyer, and Buyer is desirous of purchasing the same from Seller;

     NOW THEREFORE, for and in consideration of the premises hereof, the sums of money to be paid hereunder, the mutual covenants herein contained, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do covenant, stipulate and agree as follows, to wit:

Description of Property. The property which is to be sold and conveyed by Seller and purchased and accepted by Buyer pursuant to this Contract shall consist of the following, to wit:

That certain real property described with particularity on Exhibit “A” attached hereto, together with all tenements, hereditaments, rights, privileges and easements thereunto belonging (the “Land”);

          All buildings, structures and other improvements located, constructed and installed upon the Land, together with the appurtenances thereto including, without limitation, paved parking areas and various drainage and utility structures and improvements (collectively, the “Improvements”);

          Any and all furniture, furnishings, fixtures, machinery, apparatus, equipment (including but not limited to, service, maintenance and landscaping equipment), window treatments, safety equipment, intercom equipment and systems, advertising booklets and materials, brochures, tools, signs and other tangible items of personalty located upon, associated with, or used in connection with the operation of the Improvements, subject to depletions, replacements and additions in the ordinary course of operating the Improvements (collectively, the “FFE”);

          All licenses, permits, authorizations, consents, variances, waivers, approvals, occupancy certificates and the like, from any Federal, state, county, municipal or other governmental or quasi-governmental body, agency, department, board, commission, bureau or other entity or instrumentality affecting the operation of the Improvements (collectively, the “Licenses”); but only to the extent that Seller’s interest in the same are or may be freely transferable or assignable by Seller;

          Any and all original and supplemental blueprints, plans, specifications, working drawings, site plans, elevations, surveys, advertising booklets or materials, brochures, indicia of title, operating manuals, warranties and guarantees, environmental reports, structural reports, and similar materials of any kind, character or description, prepared for use in connection with the Improvements and/or the operation thereof or otherwise relating thereto, to the extent such items are in the possession or under the control of Seller or its agents and are transferable (collectively, the “Documents”).

     The Land and Improvements are sometimes referred to herein collectively as the “Real Property.” The FFE, Licenses, and Documents are sometimes referred to herein collectively as the “Personal Property.” The Real Property and the Personal Property are referred to herein collectively as the “Subject Property.” Buyer and Seller acknowledge that the Subject Property shall not include Seller’s interest, as lienor, pursuant to the following two (2) recorded liens: (i) Corrective Claim of Lien recorded in Official Records Book 3824, Page 2332, of the Public Records of Lake County, Florida; and (ii) Corrective Claim of Lien recorded in Official Records Book 3820, Page 498, of the Public Records of Lake County, Florida (“Retained Liens”).

Agreement to Sell and Purchase. Seller hereby agrees to sell and convey and Buyer hereby agrees to purchase and accept the Subject Property upon the terms and subject to the conditions set forth in this Contract.

Purchase Price and Method of Payment. Subject to credits, adjustments and prorations for which provisions are hereinafter made in this Contract, the total purchase price for the Subject Property to be paid by Buyer and received and accepted by Seller is TWO MILLION FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,450,000.00) (the “Purchase Price”), which Purchase Price shall be paid by Buyer to Seller in the manner and at the times following, to wit:

          The sum of ONE HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($120,000.00) has, contemporaneously with Buyer’s execution of this Contract, delivered to Seller, as the earnest money deposit hereunder, which sum shall be nonrefundable to Buyer and shall be retained by Seller as additional consideration for executing this Contract (the “Earnest Money Deposit”). The Earnest Money Deposit shall not be credited to or considered as payment of part of the total Purchase Price for the Subject Property at the time of and upon consummation of the Closing hereunder.

          The Purchase Price shall be paid at Closing by Buyer to Seller as follows: (i) the sum of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00) shall be paid by Buyer to Seller by federal wire transfer; and (ii) the remaining ONE MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($1,700,000.00) balance of the Purchase Price shall be made payable to Seller by virtue of a Promissory Note in the form attached hereto as Exhibit “B” (the “Note”) to be delivered by Buyer to Seller at Closing.

Title. On or before thirty (30) days following the Effective Date of this Contract (as hereinafter defined), Seller shall deliver to Buyer a commitment for title insurance issued by a nationally recognized title insurance underwriter reasonably acceptable to Buyer (hereinafter referred to as the “Title Company”), by and through Seller’s counsel, the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. (the “Title Agent”), committing to insure Buyer as purchaser of the Subject Property in the amount of the Purchase Price therefor (the “Commitment”), evidencing whether fee simple title to the Land and Improvements is currently vested in Seller, free and clear of all liens, encumbrances and exceptions or qualifications except for: (i) those exceptions to title which are referenced on Exhibit “C” attached hereto or are otherwise acceptable to Buyer (the “Permitted Exceptions”), (ii) those exceptions to title which shall be discharged by Seller (or caused to be discharged by Seller) at or before Closing hereunder. In the event Buyer determines that any exceptions set forth in the Commitment are unacceptable, Buyer shall notify the Seller of that fact in writing on or before forty-five (45) days from the Effective Date of this Contract (the “Title Objection Date”). Such written notice shall specify those liens, encumbrances, exceptions or qualifications to title which are either (a) not Permitted Exceptions or (b) not contemplated to be discharged by Seller at or before Closing hereunder (collectively, the “Title Defects”). Any exceptions set out in the Commitment and not objected to by Buyer in writing as provided above shall be deemed to be Permitted Exceptions and shall be included in the Special Warranty Deed to be delivered to Buyer at Closing and in the title insurance policy to be delivered to Buyer and shall not be a basis for Buyer failing to perform its obligations set out in this Contract. Following its receipt of such written notice specifying the Title Defects, Seller shall have the option to either: (a) refuse to cure such Title Defects, in which case

Seller shall deliver written notice of such refusal to Buyer within seven (7) days following Seller’s receipt of such written notice of Title Defects, or (b) take up to thirty (30) days to cure the Title Defects to the reasonable satisfaction of Buyer. In the event that Seller shall either refuse to cure the Title Defects or be unable to cure or eliminate the Title Defects within the time hereinabove allowed, Buyer may elect to terminate this Contract within seven (7) days following the date of Buyer’s receipt of Seller’s notice of refusal to cure the Title Defects, or within seven (7) days following the expiration of the aforesaid thirty (30) day curative period, whichever is applicable, by giving written notice of such termination to Seller, or, alternatively, Buyer may elect to close its purchase of the Subject Property and accept the contemplated conveyance of the Subject Property subject to and notwithstanding the existence of such Title Defects, in which event the Closing hereunder shall take place on the date and in the manner elsewhere specified in this Contract. If Buyer does not terminate this Contract in writing within seven (7) days following the date of Buyer’s receipt of Seller’s notice of refusal to cure the Title Defects, or within seven (7) days following expiration of the thirty (30) day period, whichever is applicable, Buyer shall be deemed to have elected to close its purchase of the Subject Property and accept the contemplated conveyance of the Subject Property subject to and notwithstanding the existence of such Title Defects. On or before December 1, 2010, Seller shall deliver to Buyer an updated Commitment, and Buyer shall have ten (10) days to object to any Title Defect which was not previously set forth in the original Commitment. Any Title Defect set forth in such an updated Commitment shall be treated as a Title Defect in accordance with the terms of this Section 4. In the event that Buyer elects to terminate this Contract because of the existence of Title Defects which are not cured or eliminated by Seller within the time above allowed by giving written notice of that fact to Seller, as aforesaid, Buyer shall be entitled to the return of the Earnest Money Deposit, and upon the disbursement of the same to Buyer this Contract shall be terminated and all rights and obligations of the parties under this Contract shall cease, terminate and be null and void, except as otherwise expressly provided herein.

Survey. On or before thirty (30) days following the execution of this Contract, Buyer shall obtain and deliver to Seller, Title Company and Title Agent a current, accurate survey of the Subject Property (the “Survey”) prepared by a duly licensed and registered Florida Land Surveyor and certified by such surveyor to Buyer, Seller, Title Agent and Title Company, which Survey shall meet or exceed the minimum technical standards for surveys as promulgated by the State of Florida. If the Survey shows any encroachments or other matters affecting title to the Subject Property which Buyer deems unacceptable, Buyer shall notify Seller of that fact in writing on or before the Title Objection Date, failing which Buyer shall be deemed to have approved the Survey. Such written notice shall specify those matters to which Buyer objects and the same shall thereupon be treated as Title Defects under and within the times and in the manner specified in Section 4 of this Contract.

Conveyance of Land and Improvements. At the time of Closing hereunder, Seller agrees to convey title to the Real Property to Buyer by Special Warranty Deed free and clear of all liens, encumbrances and exceptions whatsoever, save and except only for the Permitted Exceptions, the form of which is attached hereto as Exhibit “D” (the “Deed”).

Conveyance of Personal Property. At the time of Closing hereunder Seller agrees to convey title to all of the Personal Property (other than the Licenses) to Buyer by Special Warranty Bill of Sale (the “Bill of Sale”) free and clear of any and all liens, security interests, exceptions or encumbrances whatsoever, save and except only for personal property taxes for the year of Closing and subsequent years the form of which is attached hereto as Exhibit “E” (the “Bill of Sale”).

Conveyance of the Licenses. At the time of Closing hereunder, Seller agrees to convey all of its right, title and interest in and title to the Licenses to Buyer without any warranties whatsoever by absolute and unconditional Assignment Agreement executed by Seller and Buyer, the form of which is attached hereto as Exhibit “F”(the “Assignment”).

Closing.

          Date and Place. The sale and purchase transaction contemplated in this Contract shall be closed the Purchase Price paid and the closing documents and other deliveries required by this Contract shall be executed and delivered (the “Closing”) on either December 30, 2010 or January 3, 2011 at the option of Seller (exercised by written notice delivered to Buyer not later than December 15, 2010) (the “Closing Date”). The Closing shall take place on the specified Closing Date at 10:00 o’clock A.M. in the offices of Seller’s attorneys, Lowndes, Drosdick, Doster, Kantor & Reed, P.A., at 215 North Eola Drive, Orlando, Florida 32801 or at such other time and place as shall be mutually agreed upon between Buyer and Seller.

          Tax-Free Exchange. Buyer and Seller agree that, at Seller’s option, Buyer shall cooperate with Seller in all respects in effecting a tax-free exchange of the Subject Property by Seller pursuant to and in accordance with the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, which cooperation shall include, without limitation, Buyer’s consent and approval to Seller’s assignment of its interest in this Contract to a qualified intermediary or other third party and Buyer receiving or taking title to the Subject Property from a qualified intermediary or other third party utilized in the transaction in order to facilitate the tax-free exchange of the Subject Property on behalf of Seller; provided, however, that Buyer’s obligation to cooperate hereunder is expressly conditioned upon Seller’s agreement and obligation to reimburse, indemnify, defend and hold harmless Buyer for, from and against any liability, loss, cost, expense or damage to Buyer (including reasonable attorneys’ fees) which arises or may arise out of, or as a result of, Buyer’s cooperation in accordance with this Subsection.

Seller’s Deliveries at Closing. At the Closing, Seller will deliver or cause to be delivered to Buyer the following:

The Deed, the Bill of Sale, and the Assignment.

          A collateral assignment, in favor of Buyer, of Seller’s interest in and to the Note and Mortgage (as defined below), in a form reasonably acceptable to Seller and Buyer (the “Collateral Assignment”). The Collateral Assignment shall include the express right of set-off and compromise, in the event of default.

Possession of the Subject Property.

Termination of the Lease and return of the Security Deposit.

The net amounts, if any, to which Buyer is entitled from any prorations and payments provided for in this Contract.

          A certification executed by Seller, pursuant to and in full compliance with Section 1445 of the Internal Revenue Code and the regulations issued thereunder, declaring that Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and Income Tax Regulations. Seller understands that such certificate may be made available to the Internal Revenue Service.

          An Affidavit of Seller, certified to the Title Company, attesting to the absence of liens, lien rights, rights of parties in possession (other than rights of parties to the Contract) and other encumbrances arising under Seller (other than the Permitted Exceptions), so as to enable Title Company to delete the “standard” exceptions for such matters from Buyer’s owner’s policy of title insurance and otherwise insure any “gap” period occurring between the Closing and the recordation of the closing documents.

A Closing or Settlement Statement reflecting the financial aspects of the Closing as contemplated herein.

A modification of the Promissory Note and Mortgage in accordance with the terms set forth in Sections D (5) and (6) below.

Such other documents and instruments as may be required hereunder or that are otherwise necessary for the Closing.

     All agreements and instruments to be delivered to Buyer will have been duly executed and, where appropriate, acknowledged by the parties thereto. The foregoing is intended as a summary of items to be delivered at the Closing and will not be construed to limit or waive any obligations of Seller under this Contract.

Buyer’s Deliveries at Closing. At the Closing Buyer will deliver or cause to be delivered to Seller the following:

The Purchase Price.

The Assignment.

          The Note and that certain mortgage and security agreement which will secure the Note and will encumber the Subject Property in the form attached hereto as Exhibit “H” (the “Mortgage”), along with a UCC-1 Financing Statement (the “UCC”) perfecting a security interest in the personal property described in the Mortgage.

Intentionally Deleted.

          A modification/extension of that certain Promissory Note dated February 10, 2009 in a form reasonably acceptable to Buyer and Seller and as ultimately approved by Buyer’s Board of Directors (the “Note Modification”). It is the intention of the parties that the payments and maturity date under the Note correspond with the Seller’s obligations under the Note Modification as to payment dates and Maturity. The payment structure of the Notes shall be similar. By way of example, if Buyer pays one half of principal under the Note terms, Seller shall be required to make a similar percentage of principal reduction under the Note Modification. Seller shall pay the costs and fees associated with a Note Modification.

          A modification of the mortgage securing the Promissory Note set forth in Item 5 above, to eliminate the covenants, other than payment, which are no longer applicable due to the conveyance to Buyer, such as payment of taxes and insurance, in a form acceptable to Buyer and Seller and as ultimately approved by the Buyer’s Board of Directors.

Termination of the Lease.

The net amounts, if any, to which Seller is entitled from any other prorations and payments provided for in this Contract.

A Closing or Settlement Statement reflecting the financial aspects of the Closing as contemplated herein.

Such other documents and instruments as may be required hereunder or that are otherwise necessary for the Closing.

     All agreements and instruments to be delivered to Seller will have been duly executed and, where appropriate, acknowledged by the parties thereto. The foregoing is intended as a summary of items to be delivered at the Closing and will not be construed to limit or waive any obligations of Buyer under this Contract.

Closing Costs. The Buyer and Seller shall split the cost for state documentary stamps required to be affixed to the Deed, the cost of the title search and examination required for (and all other changes incident

to) the issuance of the Commitment and the premium for the owner’s title insurance policy to be issued pursuant to the Commitment. The Buyer shall pay for the cost of recording of the Deed, the Mortgage and other instruments of conveyance, if any, the cost of filing the UCC, all sales taxes associated with the sale of the Personal Property, if any, the cost of the Survey and the Environmental Reports (as hereinafter defined), the state documentary stamps and intangibles taxes attributable to the Note and Mortgage, the premium for the loan policy insuring the lien and priority of the Purchase Money Mortgage back in favor of Seller (including endorsements thereto as required by Seller), and all expenses incurred in performing its due diligence inspections and investigations of the Subject Property. Each of the respective parties shall bear its own attorneys’ fees.

Possession. Possession of the Subject Property shall be delivered by Seller to Buyer on the Closing Date. Buyer shall assume all management and operating responsibilities immediately upon delivery of possession. Prior to Closing and the delivery of possession, as aforesaid, Seller shall remain the owner and in possession of the Subject Property, subject to the Lease.

Prorations.

          Taxes, etc. As Buyer is currently responsible for payment of real estate taxes, assessments, insurance, and other expenses relating to the Subject Property as the Tenant under the Lease, there shall be no prorations of any expenses at the Closing and Buyer will remain responsible for payment of same.

          Rent. If any rent is payable for the month in which the closing occurs, such rent shall be prorated as of Closing. The parties agree that no Base Rent shall be due from the effective date hereof through December 31, 2010.

Conduct of Business Pending Closing. Seller agrees that from the Effective Date of this Contract to the Closing Date hereunder it will maintain, manage and operate the business conducted upon and within the Subject Property in the ordinary and usual manner in accordance with generally accepted business and management practices and procedures and deliver the Subject Property to Buyer on the Closing Date in substantially the same condition as exists on the Effective Date of this Contract.

Representations and Warranties of Seller. Seller represents to the Buyer and warrants (which warranties shall survive the Closing hereunder for a period of one (1) year from the date of Closing) as follows:

          That Seller is a limited liability company which is duly organized, validly existing and in good standing under the laws of the State of Florida. Seller has all requisite power and authority to own the Improvements, and to carry on its business as now being conducted.

          That Seller has and at the time of Closing will have full power and legal right and authority to enter into and perform it obligations under this Contract, and the consummation of the sale and purchase transaction contemplated herein will not result in the breach of or constitute a default under any agreement or instrument to which Seller is bound in such manner as to affect Seller’s ability to sell and convey or Buyer’s ability to purchase the Subject Property as contemplated herein.

          That to Seller’s best knowledge there is not: (i) any presence of any hazardous substance (as hereinafter defined) on the Subject Property, (ii) any generation, recycling, use, reuse, sale, storage, handling, transport and/or disposal of any hazardous substance on the Subject Property, or (iii) any failure to comply with any applicable local, state or federal laws, regulations, ordinances or administrative or judicial orders relating to the generation, recycling, use, reuse, sale, storage, handling, transport and/or disposal of any hazardous substances on the Subject Property. As used herein, the term “hazardous substance” means any substance or material defined or designated as hazardous or toxic waste material or substance or petroleum product or asbestos or PCBs or other similar term(s) by any federal, state or local law, statute, regulation, rule or ordinance.

That to Seller’s knowledge, there is no pending or contemplated condemnation of the Real Property or any portion thereof.

          No notice from a governmental body has been served upon Seller claiming any violation of any law, ordinance, code or regulations as to the Subject Property which has not been corrected, and Seller has no actual knowledge that any such violation exists with regard to the Subject Property;

          There are no actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, to which Seller is a party, affecting the Subject Property, or any portion thereof, or relating to or arising out of the ownership of the Subject Property, in any court or before or by any Federal, state, county or municipal department, commission, board, bureau, or agency or other governmental instrumentality; notwithstanding the foregoing, Buyer acknowledges that Seller has disclosed to Buyer the existence of the Retained Liens and fact that “Clermont Village” as defined in that certain Reciprocal Easement Agreement by and between Clermont Village, L.L.C., a Florida limited liability company, and First Team of Clermont OB, LLC, a Florida limited liability company, recorded February 13, 2009 in Official Records Book 3732, Page 254 of the Public Records of Lake County, Florida (the “REA”), has defaulted on its obligations thereunder and its interest in and to the “Central Parcel” (as defined in the REA) is subject to a foreclosure suit;

          Except as may be set forth in a recorded instrument affecting the Subject Property, no commitments have been made, to the best of Seller’s actual knowledge, to any governmental authority, utility company, school board, church or other religious body, or any homeowners association relating to the Subject Property which would impose an obligation upon Buyer, or its successors or assigns, to make any contribution or dedications of money or land, or to construct, install, or maintain any improvements of a public or private nature on or off the Subject Property.

          Seller has no actual knowledge of any unsatisfied obligations (except those ongoing maintenance obligations set forth in the REA) of Seller for payment or the construction or installation of improvements located on the Subject Property or the Central Parcel (as defined in the REA).

IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS SPECIFICALLY OTHERWISE PROVIDED IN THIS CONTRACT, SELLER HAS MADE NO, IS NOT MAKING ANY, AND DISCLAIMS ANY AND ALL, WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES RELATED TO SUITABILITY FOR HABITATION OR INTENDED USE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES OR REPRESENTATIONS AS TO THE CONDITION OF THE PROPERTY, MATTERS OF TITLE, USE OR INCOME POTENTIAL, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, EXPENSES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, COMPLIANCE WITH GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE SUBJECT PROPERTY. BUYER AGREES THAT BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER NOT MADE BY THIS CONTRACT. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER’S CONSULTANTS AND THAT BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE SUBJECT PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR APPROPRIATE. WITH THE EXCEPTION OF THE REPRESENTATIONS AND

WARRANTIES MADE BY SELLER IN THIS CONTRACT, BUYER SHALL RELY UPON BUYER’S INSPECTIONS AND, UPON CLOSING, EXCEPT AS TO THOSE MATTERS EXPRESSLY REPRESENTED AND WARRANTED BY SELLER IN THIS CONTRACT, SHALL ASSUME THE RISK THAT ADVERSE MATTERS INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL, EXCEPT AS TO THOSE MATTERS EXPRESSLY REPRESENTED AND WARRANTED BY SELLER IN THIS CONTRACT, ACCEPT THE SUBJECT PROPERTY “AS IS, WHERE IS,” WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE SUBJECT PROPERTY BY SELLER, SELLER’S AGENTS OR REPRESENTATIVES OR ANY THIRD PARTY, EXCEPT FOR THOSE MATTERS EXPRESSLY REPRESENTED AND WARRANTED BY SELLER IN THIS AGREEMENT. BUYER ACKNOWLEDGES THAT ANY CONDITION AT THE SUBJECT PROPERTY THAT BUYER DISCOVERS OR DESIRES TO REPAIR, CORRECT OR IMPROVE SHALL BE AT BUYER’S SOLE EXPENSE. THE TERMS AND CONDITIONS OF THIS SECTION SHALL EXPRESSLY SURVIVE THE CLOSING AND NOT MERGE THEREIN.

Conditions Precedent to Closing.

          Buyer’s obligation to close the sale and purchase transaction contemplated in this Contract shall be and is expressly conditioned upon the occurrence or satisfaction of the following events, conditions and requirements, to wit:

          Seller will have performed, satisfied and complied with all covenants, agreements and conditions to be performed or complied with by Seller at or before the Closing and will deliver all agreements and other instruments required or contemplated by this Contract;

The representations and warranties of Seller in this Contract will be true and correct as of the Closing as if made at the Closing.

          Seller’s obligation to close the sale and purchase transaction contemplated in this Contract shall be and is expressly conditioned upon the occurrence or satisfaction of the following events, conditions and requirements, to wit:

          Buyer will have performed, satisfied and complied with all covenants, agreements and conditions to be performed or complied with by Buyer at or before the Closing and will deliver all agreements and other instruments required or contemplated by this Contract;

The representations and warranties of Buyer in this Contract will be true and correct as of the Closing as if made at the Closing.

Buyer is not in monetary default under the terms and conditions of the Lease.

Radon.	The following notice is incorporated into this Agreement pursuant to the requirements of Florida Statutes:

“Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.”

Default.

          By Buyer. In the event Buyer fails to perform any of the covenants of this Contract on its part to be performed within the time or times specified herein, the Earnest Money Deposit, together with all interest earned thereon, shall be retained by Seller as consideration for its execution of this Contract and in full settlement of any and all claims for damages, and upon such payment all parties hereto shall be relieved of all further obligations and liabilities hereunder, except with respect to those obligations or liabilities hereunder which are expressly intended to survive the termination of this Contract. Seller and Buyer agree that this provision for payment of damages is a bona fide provision and is not a penalty or forfeiture. The parties further understand that the binding of Seller to convey the Property to Buyer under the terms set forth herein, the withdrawal thereof from the market and the consequent knowledge within the marketplace of the fact that Seller has agreed to sell the Property for a particular price will, if Buyer defaults in performing this Contract, cause Seller substantial damages which will be impossible to calculate with mathematical certainty, so the parties, desiring to obviate the difficulty and expense of litigation and to limit other claims, have agreed in good faith upon this provision for liquidated damages.

          By Seller. In the event Seller fails to perform any of the covenants of this Contract on its part to be performed, Buyer may elect to terminate this Contract by written notice to the Seller and all parties shall be relieved of all further obligations and liabilities under this Contract if such demand is made, except with respect to those obligations or liabilities hereunder which are expressly intended to survive the termination of this Contract. The Buyer, however, at its option, and in lieu of terminating this Contract in accordance with the foregoing, may proceed in equity to enforce its rights under this Contract against Seller, including, but not limited to, the right of specific performance, but Buyer expressly waives any right to recover damages from Seller.

Condemnation and Casualty.

          Condemnation. Seller will promptly notify Buyer of any condemnation or threatened condemnation of the Real Property between the date hereof and the Closing (the “Condemnation Notice”). If, pursuant to the Lease, the condemnation or threatened condemnation would allow for Buyer’s termination of the Lease, then Buyer will have the right to terminate this Contract by written notice to Seller within fifteen (15) days following receipt of the Condemnation Notice. In no other event shall this Contract be terminable by Buyer in the event of a condemnation or threatened condemnation. If Buyer so terminates this Contract, the parties will have no further obligations or liabilities hereunder, except as otherwise expressly provided herein. If Buyer elects not to terminate this Contract, the purchase contemplated herein will be consummated without reduction of the Purchase Price within the later of ten (10) days after the expiration of such fifteen (15) day period or on the Closing Date specified herein, in which event Buyer will be entitled to any condemnation award. Seller will assign, transfer and set over to Buyer all of Seller’s right, title and interest in and to such condemnation proceeds necessary to give full effect to this Section.

          Casualty. Seller will promptly notify Buyer of any fire or other casualty affecting the Subject Property between the date hereof and the Closing. As soon as reasonably possible thereafter, Seller will commence any necessary repairs as a result of such fire or other casualty, and will provide Buyer with written notice of the nature, extent and cost of such repairs, together with all other information relating thereto, including all information concerning insurance coverage therefor (the “Casualty Notice”). If pursuant to the Lease Buyer has the right to terminate this Contract because of such a casualty, Buyer may elect to terminate this Contract by written notice to Seller within fifteen (15) days following receipt of the Casualty Notice. If Buyer so terminates this Contract the parties will have no further obligations or liabilities hereunder, except as otherwise expressly provided herein. If Buyer elects not to terminate this Contract, the purchase contemplated herein will be consummated without reduction of the Purchase Price within the later of ten (10) days after the expiration of such fifteen (15) day period or on the Closing Date specified herein, in which event the insurance proceeds will be used for such repairs and, to the extent necessary, Seller will assign transfer and set over to Buyer all of Seller’s right, title and interest in and to such proceeds. The amount of any deductible under Sellers’ insurance policies will either be paid by Seller to perform such repairs or credited against the Purchase Price. Seller shall not be required to commence any repairs until Buyer has notified Seller that Buyer will not terminate this Contract by reason of such casualty.

Indemnification. Seller agrees to indemnify and hold harmless Buyer, its agents, employees, representatives and assigns, from and against any and all claims, losses, damages and liabilities, including reasonable attorneys’ fees, arising out of the operation of the Subject Property prior to the Closing or arising out of or related to the Retained Liens. Buyer agrees to indemnify and hold harmless Seller, its agents, employees, representatives and assigns, from and against any and all claims, losses, damages and liabilities, including reasonable attorneys’ fees, arising out of the operation of the Subject Property from and after the Closing.

Assignability. Seller agrees that this Contract shall not be assignable by Buyer without the prior written consent of Seller, which may be denied in the sole and absolute discretion of Seller.

Litigation and Attorneys’ Fees. In the event it shall be necessary for either party to this Contract to bring suit to enforce any provision hereof or for damages on account of any breach of this Contract or of any warranty, covenant, condition, requirement or obligation contained herein, the prevailing party in any such litigation, including appeals, shall be entitled to recover from the other party, in addition to any damages or other relief granted as a result of such litigation, all costs and expenses of such litigation and a reasonable attorneys’ fee as fixed by the Court. Notwithstanding anything in this Contract to the contrary, the venue for any action hereunder shall be in the appropriate court in Orange County, Florida.

Survival of Provisions. The provisions of this Contract shall survive the Closing hereunder except as expressly provided elsewhere in this Contract.

Time of Essence. It is expressly agreed by both the Seller and Buyer that time is of the essence of this Contract and in the performance of all conditions, covenants, requirements, obligations and warranties to be performed or satisfied by the parties hereto. Waiver of performance or satisfaction of timely performance or satisfaction of any condition, covenant, requirement, obligation or warranty by one party shall not be deemed to be a waiver of the performance or satisfaction of any other condition, covenant, requirement, obligation or warranty unless specifically consented to in writing.

Notices. All notices, elections, requests and other communications hereunder shall be in writing and shall be deemed given (i) when personally delivered, or (ii) two (2) business days after being deposited in the United States mail, postage prepaid, certified or registered, or (iii) the next business day after being deposited with a recognized overnight mail or courier delivery service, or (iv) when transmitted by facsimile or telecopy transmission, with receipt acknowledged upon transmission; addressed as follows (or to such other person or at such other address, of which any party hereto shall have given written notice as provided herein):

TO SELLER:	First Team Properties Clermont OB, LLC
1089 Morse Blvd – Suite D
Winter Park, Florida 32789
Attention: Warner Peacock
Telephone: 407-647-7060
Facsimile: 407-647-3040

WITH COPY TO:	LOWNDES, DROSDICK, DOSTER,
KANTOR & REED, P.A.
215 North Eola Drive
Orlando, Florida 32801
Attention: Jon C. Yergler, Esquire
Phone: (407) 843-4600
Fax: (407) 843-4444

TO BUYER	Orange Bank of Florida
519 N. Magnolia Avenue
Orlando, FL 32801

Attention: Mike Sheffey
Phone: (407) 244-5999
Fax:(407) 849-0460

WITH COPY TO:	Fassett, Anthony & Taylor, P.A.
1325 W. Colonial Drive
Orlando, FL 32804

Attention: John A. Taylor, Esquire
Phone: (407) 872-0200
Fax: (407) 422-8170

Any notice to any party hereunder shall not be effective unless and until a copy thereof has also been delivered or mailed, in accordance with the foregoing requirements, to such party’s counsel, if indicated above, at the address set forth above.

Governing Law and Binding Effect. This Contract and the interpretation and enforcement of the same shall be governed by and construed in accordance with the laws of the State of Florida and shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto as well as their respective heirs, personal representatives, successors and assigns.

Integrated Contract, Waiver and Modification. This Contract represents the complete and entire understanding and agreement between the parties hereto with regard to all matters involved in this transaction and supersedes any and all prior or contemporaneous agreements, whether written or oral. No agreements or provisions, unless incorporated herein, shall be binding on either party hereto. This Contract may not be modified or amended nor may any covenant, agreement, condition, requirement, provision, warranty or obligation contained herein be waived, except in writing signed by both parties or, in the event that such modification, amendment or waiver is for the benefit of one of the parties hereto and to the detriment of the other, then the same must be in writing signed by the party to whose detriment the modification, amendment or waiver inures.

Interpretation. This Contract will be construed according to its fair meaning and neither for nor against any party hereto irrespective of which party caused the same to be drafted. Each of the parties acknowledges that it has been or has had the opportunity to be represented by an attorney in connection with the preparation and execution of this Contract. Where appropriate, references to one gender will be deemed to include any other gender and references to the singular or the plural will be deemed to include either the singular or the plural.

Severability. Unenforceability for any reason of any provision of this Contract will not limit or impair the operation or validity of any other provision of this Contract.

Additional Instruments. The parties will cooperate with each other to execute and deliver such instruments and documents and take such actions as may be required, or as a party may reasonably deem desirable, to effectuate the provisions of this Contract.

Captions. The captions of the Sections of this Contract are inserted for convenience only and will not control or affect the meaning or construction of any provisions hereof.

Counterparts. This Contract may be executed in several counterparts, each of which will be deemed an original but all of which will constitute only one agreement.

Authority. Each person signing below represents and warrants that he or she is fully authorized to execute and deliver this Contract in the capacity set forth beneath his or her signature.

Brokerage. Seller hereby acknowledges that no broker or finder has been employed by Seller. Buyer hereby acknowledges that no broker or finder has been employed by Buyer. Each of Seller and Buyer warrants to the other that no other commissions are payable or due to any other broker or finder in connection with this Contract or the transaction contemplated herein and each of Seller and Buyer agrees to indemnify, defend and hold the other harmless from and against any commissions or fees or claims for commissions or fees arising under the indemnifying party, which indemnification shall expressly survive the termination of this Contract and the Closing of the sale and purchase of the Subject Property contemplated by this Contract.

Lease Amendment. Contemporaneously with the execution and delivery of this Contract, the Buyer and Seller shall execute and deliver to each other an amendment to the Lease in the form attached hereto as Exhibit “H.”

          IN WITNESS WHEREOF, the parties have caused these presents to be executed as of the Effective date.

Signed, sealed and delivered in the	“SELLER”
presence of the following witnesses:
FIRST TEAM CLERMONT OB, LLC,
a Florida limited liability company

By:
Signature of Witness
W. Warner Peacock, President

Printed Name of Witness
Dated:

Signature of Witness

Printed Name of Witness

Signed, sealed and delivered in the	ORANGE BANK OF FLORIDA, a Florida corporation
presence of the following witnesses:
By:

Signature of Witness	Name:

Its:
Printed Name of Witness

Dated:
Signature of Witness

Printed Name of Witness

EXHIBIT “A”

Legal Description of Land

LOT 1, UNIVERSITY VILLAGE, according to the Plat thereof, as recorded in Plat Book 63, page 74, of the Public Records of Lake County, Florida.

EXHIBIT “B”

Form of the Note

PROMISSORY NOTE

$1,700,000.00	December 30, 2010

BEING INDEBTED, for value received, ORANGE BANK OF FLORIDA, a Florida corporation, jointly and severally if more than one (sometimes hereinafter referred to as the “undersigned” or the “Borrower”), promises to pay to the order of FIRST TEAM CLERMONT OB, LLC, a Florida limited liability company, or any subsequent holder of this note (“Holder”) at its principal offices located at 1089 Morse Boulevard, Suite D, Winter Park, Florida 32789 (or at such other place or places as Holder may designate) the principal sum of ONE MILLION SEVEN HUNDRED THOUSAND AND N0/100 DOLLARS ($1,700,000.00) or so much thereof as may be from time to time outstanding, plus interest thereon at the rate hereinafter defined, all in accordance with the terms and conditions of this Promissory Note (the “Note”). This Note is secured by a Mortgage and Security Agreement of even date herewith filed or to be filed for record in the Public Records of LAKE County, Florida (the “Mortgage”), UCC Financing Statements filed or to be filed for record in the Public Records of LAKE County, Florida and in the Office of the Secretary of State of the State of Florida (the “Financing Statements”), and other agreements by and between Borrower and Holder. The Mortgage, Financing Statements, and such other agreements are hereinafter referred to collectively as the “Security Documents” and the loan evidenced thereby is hereinafter referred to as the “Loan.” Terms used herein but not otherwise defined hereunder are defined as set forth in the Security Documents. All of the terms, definitions, conditions and covenants of the Security Documents are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Security Documents.

Payment.

          Commencing on January 31, 2011 and on the last business day of each month thereafter up to and including December 31, 2012, Borrower shall make monthly payments of interest only to the Holder at the rate of six and one-half percent (6.50%) per annum accruing upon the outstanding principal balance of this Note.

          Interest shall be computed on the basis of a daily amount of interest accruing on the daily outstanding principal balance during a 360-day year multiplied by the actual number of days the principal is outstanding during such applicable interest period.

On December 31, 2011 and December 31, 2012, Borrower shall make payments of principal reduction to the Holder each in the amount of Eight Hundred Fifty Thousand and No/100 Dollars ($850,000.00).

All remaining sums of principal and accrued interest shall become immediately due and payable in full on December 31, 2012 (hereinafter and heretofore referred to as the “Maturity Date”).

Prepayment. This Note shall not be prepaid in whole or in part at any time without the express prior written consent of the Holder. Any partial prepayment shall be applied in accordance with Section 7 below and shall not postpone the due date of any subsequent periodic installments or the Maturity Date, or change the amount of such installments due, unless Holder shall otherwise agree in writing.

Late Charges. Should Borrower fail to pay the installments of interest or principal (if applicable) on any due date provided for herein or within ten (10) days thereafter, then Borrower further promises to pay a late payment charge equal to five percent (5.00%) of the amount of the unpaid installment as liquidated compensation to Holder for the extra expense to Holder to process and administer the late payment, Borrower agreeing, by execution hereof, that any other measure of compensation for a late payment is speculative and impossible to compute. This provision for late charges shall not be deemed to extend the time for payment or be a “grace period” or “cure period” that gives Borrower a right to cure an event of default pursuant to the Security Documents. Imposition of late charges is not contingent upon the giving of any notice or lapse or any cure period provided for in the Mortgage and shall not be deemed a waiver of any right or remedy of Holder, including without limitation, acceleration of this Note.

Purchase Money Wrap-Around Promissory Note. This is a Purchase Money Wrap-Around Promissory Note by which the Holder agrees to pay during the term of this Note that certain Promissory Note made by Holder in favor of Orange Bank of Florida dated February 10, 2009, in the original principal sum of ONE MILLION SEVEN HUNDRED TWENTY-EIGHT THOUSAND AND NO/100 DOLLARS ($1,728,000.00), as the same may be amended or modified from time to time, hereinafter referred to as the “First Note”. The Holder shall pay the First Note in accordance with its terms and prior to the expiration of any applicable grace period. Notwithstanding Borrower, at its discretion, may pay the amount due hereunder in separate payments. Borrower may issue the installment payments directly to itself under the First Note. The remaining amount of any installment payment may issue to the Holder hereof.

Default. Any failure of Borrower to comply with any term, covenant, or condition of this Note, including without limitation, Borrower’s failure to pay principal, interest, or expenses when same shall become due or the existence of any event of default pursuant to the Security Documents shall be deemed, at the option of Holder, a “Default” under this Note.

Acceleration. Upon the occurrence of a Default hereunder or under the terms of any one or more of the Security Documents, Holder may declare the then outstanding principal and all accrued but unpaid interest immediately due and payable and upon acceleration and thereafter this Note shall bear interest at the Default Rate, hereinafter defined, until all indebtedness evidenced hereby and secured by the Security Documents has been paid in full. Further, in the event of such acceleration, the Loan, and all other indebtedness of Borrower to Holder arising out of or in connection with the Loan shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by Borrower.

Default Rate. After the occurrence of a Default, or maturity or upon acceleration, and thereafter, the unpaid indebtedness then evidenced by this Note and due under and secured by the Security Documents shall bear interest at a fixed rate equal to the highest rate permitted by law (“Default Rate”).

Application of Payments. All sums received by Holder for application to the Loan may be applied by Holder to late charges, expenses, costs, interest, principal, and other amounts owing to Holder in connection with the Loan in the order selected by Holder in its sole discretion.

Expenses. In the event this Note is not paid when due on any stated or accelerated maturity date, or should it be necessary for Holder to enforce any other of its rights under this Note or the Security Documents, Borrower will pay to Holder, in addition to principal, interest and other charges due hereunder or under the Security Documents, all costs of collection or enforcement, including reasonable attorneys’ fees, paralegals’ fees, legal assistants’ fees, costs and expenses, whether incurred with respect to collection, litigation, including appellate proceedings, bankruptcy proceedings, interpretation, dispute, negotiation, trial, appeal, defense of actions instituted by a third party against Holder arising out of or related to the Loan, enforcement of any judgment based on this Note, or otherwise, whether or not a suit to collect such amounts or to enforce such rights is brought or, if brought, is prosecuted to judgment.

Waiver. All persons now or at any time liable for payment of this Note, whether directly or indirectly, hereby waive presentment, protest, notice of protest and dishonor. The undersigned expressly consents to any extensions and renewals, in whole or in part, to the release of any or all guarantors or comakers and any collateral security or portions thereof, given to secure this Note, and all delays in time of payment or other performance which Holder may grant, in its sole discretion, at any time and from time to time without limitation all without any notice or further consent of Borrower, and any such grant by Holder shall not be deemed a waiver of any subsequent delay or any of Holder’s rights hereunder or under the Security Documents.

Usury. In no event shall this or any other provision herein or in the Security Documents, permit the collection of any interest which would be usurious under the laws of the State of Florida. If any such interest in excess of the maximum rate allowable under applicable law has been collected, Borrower agrees that the amount of interest collected above the maximum rate permitted by applicable law, together with interest thereon at the rate required by applicable law, shall be refunded to Borrower, and Borrower agrees to accept such refund, or, at Borrower’s option, such refund shall be applied as a principal payment hereunder.

Modification. This Note may not be changed orally, but only by an agreement in writing signed by the Holder and Borrower.

Applicable law. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

Notices. All notices or other communications required or permitted to be given pursuant to the provisions of this Note shall be given in accordance with the notice provisions of the Loan Agreements.

Successors and Assigns. As used herein, the terms “Borrower” and “Holder” shall be deemed to include their respective heirs, personal representatives, successors and assigns.

Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby. In the event any provisions of this Note are inconsistent with the provisions of the Security Documents, or any other agreements or documents executed in connection with this Note, this Note shall control.

Captions; Pronouns. Captions are for reference only and in no way limit the terms of this Note. The pronouns used in this instrument shall be construed as masculine, feminine, or neuter as the occasion may require. Use of the singular includes the plural, and vice versa.

Business Day. Any reference herein or in the Security Documents to a day or business day shall be deemed to refer to a banking day which shall be a day on which Holder is open for the transaction of business, excluding any national holidays, and any performance which would otherwise be required on a day other than a banking day shall be timely performed in such instance, if performed on the next succeeding banking day. Notwithstanding such timely performance, interest shall continue to accrue hereunder until such payment or performance has been made.

Definitions. Any capitalized terms not otherwise defined in this Note shall have the meanings set forth in the Loan Agreements.

Patriot Act Compliance. Neither Borrower, any affiliate of the Borrower, nor any person owning an interest in either of the foregoing is a “Specially Designated national” or a “Blocked person” as those terms are defined in the Office of Foreign Asset Control Regulations (31 CFR Section 500 et seq.) and/or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of Office of Foreign Asset Control, Department of the Treasury or pursuant to any other applicable Executive Orders (such lists are collectively referred to as the “OFAC Lists”).

Waiver of Trial by Jury. THE PARTIES HEREBY MUTUALLY AGREE THAT NEITHER PARTY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF THE PARTIES (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE “PARTIES”) SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS PROMISSORY NOTE OR THE SECURITY DOCUMENTS, OR ANY INSTRUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS AND ANY OTHER OBLIGATIONS EVIDENCED HEREBY, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS EVIDENCED HEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES. THE WAIVER CONTAINED HEREIN IS IRREVOCABLE, CONSTITUTES A KNOWING AND VOLUNTARY WAIVER, AND SHALL BE SUBJECT TO NO EXCEPTIONS. HOLDER HAS IN NO WAY AGREED WITH OR REPRESENTED TO BORROWER OR ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

          IN WITNESS WHEREOF, Borrower has executed and delivered this instrument this day and year first above written (“Effective Date”).

“BORROWER”

Signed, sealed and delivered in the presence of:	ORANGE BANK OF FLORIDA, a Florida corporation

By:

Print Name:	Name:

Its:

Print Name:	Address:	519 North Magnolia Avenue
Orlando, Florida 32801

STATE OF FLORIDA
COUNTY OF ORANGE

          BEFORE ME, this ______ day of _________, 20___, personally appeared _________________ as _____________ of ORANGE BANK OF FLORIDA, a Florida corporation, who acknowledged before me that he executed this document and who produced his driver’s license as identification and who did take an oath.

Notary Public
My Commission Expires:

EXHIBIT “C”

Permitted Exceptions

          Taxes and assessments for the year of closing and subsequent years, which are not yet due and payable.

          Reciprocal Easement Agreement by and between Clermont Village, L.L.C., a Florida limited liability company, and First Team of Clermont OB, LLC, a Florida limited liability company, recorded February 13, 2009 in Official Records Book 3732, Page 254 of the Public Records of Lake County, Florida.

          Utility Easements recorded in Official Records Book 3599, Page 1096, Public Records of Lake County, Florida.

          Matters as shown on the Plat of UNIVERSITY VILLAGE, recorded in Plat Book 63, Page 74, Public Records of Lake County, Florida.

          At the election of the Buyer only, that certain Mortgage executed by Seller on February 10, 2009 and recorded in Official Records Book 3732, Page 315, Public Records of Lake County, Florida.

EXHIBIT “D”

Form of the Deed

This instrument was prepared
by and should be returned to:

Jon C. Yergler, Esq.
Lowndes, Drosdick, Doster,
Kantor & Reed, P.A.
215 North Eola Drive
Orlando, Florida 32801

SPECIAL WARRANTY DEED

     THIS SPECIAL WARRANTY DEED, executed the ____ day of _____________, 20__, by FIRST TEAM CLERMONT OB, LLC, a Florida limited liability company, whose address is _____________________________________, hereinafter called the “Grantor”, to ___________________________, whose address is _____________________________________, hereinafter called the “Grantee”;

W I T N E S S E T H:

     THAT the Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable considerations, receipt whereof is hereby acknowledged, by these presents does grant, bargain, sell, alien, remise, release, convey and confirm unto the Grantee, all that certain land situate in Lake County, Florida, viz:

     SEE ATTACHED EXHIBIT “A” INCORPORATED HEREIN BY THIS REFERENCE

     TOGETHER with all the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.

     TO HAVE AND TO HOLD, the same in fee simple forever.

          This conveyance reflects an arm’s length transaction between the parties and is not a deed in lieu of foreclosure. The conveyance is subject to that certain Mortgage by Orange Bank of Florida to First Team Clermont OB, LLC dated February 10, 2009 recorded in Official Records Book 3732, Page 315, Public Records of Lake County, Florida. It is the intention of the Grantor and Grantee that the Mortgage not merge with the Grantee’s estate, but shall remain a separate and distinct encumbrance against the Property, until satisfied.

     AND the Grantor hereby covenants with said Grantee that it is lawfully seized of said land in fee simple; that it has good right and lawful authority to sell and convey said land; that it hereby fully warrants the title to said land and will defend the same against the lawful claims of all persons claiming by, through, or under Seller, but against none other; and that said land is free of all encumbrances except ad valorem real property taxes and assessments for the year 20__, and those matters referenced on Exhibit “B” attached hereto[THE PERMITTED EXCEPTIONS].

     IN WITNESS WHEREOF, the Grantor executed these presents as of the day and year first above written.

Signed, sealed and delivered
in the presence of:

Name:__________________________________________	Name:_______________________________________________

Name:___________________________________________	Name:________________________________________________

STATE OF FLORIDA
COUNTY OF _____________

     The foregoing instrument was acknowledged before me this ___ day of ________________, 20__ by _______________________ and _____________________, his wife. He and she are personally known to me or have produced ___________________________ as identification.

(NOTARY SEAL)	Notary Public Signature

Typed or Printed Notary Name
Notary Public-State of _____________________
Commission No.: __________________________
My Commission Expires: ____________________

EXHIBIT “E”

Form of the Bill of Sale

BILL OF SALE

     THIS BILL OF SALE is made and executed as of this ___________ day of ________, 20__, by FIRST TEAM CLERMONT OB, LLC, a Florida limited liability company (the “Seller”), to __________________________________ (the “Buyer”).

     WITNESSETH, that the Seller, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged, does hereby sell, grant, convey and transfer to Purchaser all of Seller’s right, title and interest, if any, in and to all the fixtures, machinery, equipment, supplies and other articles of personal property, if any (collectively, the “Personal Property”), which are attached or appurtenant to, or used in connection with, the real property more particularly described in Exhibit A attached hereto and made a part hereof (the “Property”).

     TO HAVE AND TO HOLD the same unto the Buyer, its successors and assigns forever. The Seller hereby warrants and represents that it is the lawful owner of the Personal Property, that the Personal Property is free and clear of all liens and encumbrances; that Seller has all lawful right and authority to sell the same.

     FURTHER, THE SELLER MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING THOSE OF MERCHANTABILITY, DURABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PERSONAL PROPERTY AND EXPRESSLY DISCLAIMS THE SAME. THE PERSONAL PROPERTY IS SOLD TO THE BUYER IN ITS EXISTING CONDITION, “AS-IS,” “WHERE-IS” ON AND AS OF THE DATE HEREOF.

     IN WITNESS WHEREOF, the Seller has signed and sealed these presents as of the day and year first above written.

FIRST TEAM CLERMONT OB, LLC,
a Florida limited liability company

By:__________________________________________________
W. Warner Peacock, President

STATE OF FLORIDA

COUNTY OF _____________________

     The foregoing instrument was acknowledged before me this ____ day of ____, 2009, by W. Warner Peacock, as President of First Team Clermont OB, LLC, a Florida limited liability company, on behalf of the company, who is personally known to me or who has produced ________________________ as identification.

(NOTARY SEAL)

Notary Public Signature

Typed or Printed Notary Name
Notary Public-State of______________
Commission No.:__________________
My Commission Expires:____________

EXHIBIT “F”

Form of the Assignment

ASSIGNMENT AND ASSUMPTION OF

LICENSES, PERMITS AND APPROVALS

          THIS ASSIGNMENT AND ASSUMPTION OF LICENSES, PERMITS AND APPROVALS (this “Assignment”) is made and entered into as of this ______ day of ______, 20____, by FIRST TEAM CLERMONT OB, LLC, a Florida limited liability company, having a mailing address at ______________________________ (hereinafter referred to as the “Assignor”), to and in favor of _______________________________, a ________________, whose address is ______________________ (“Assignee”).

W I T N E S S E T H:

      WHEREAS, Assignor has this day conveyed fee simple title to Assignee of certain real property and improvements situate in Lake County, Florida, more particularly described on Exhibit A attached hereto and made a part hereof, which is improved with an approximately __________ square foot industrial building and related facilities and amenities (the “Improvements”); and

     WHEREAS, in conjunction with the conveyance of the Improvements, Assignor has agreed to assign all of its right, title and interest in and to certain licenses, permits and approvals relating to the design, development, construction, ownership, operation, management and use of the Improvements.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

          Assignment. To the extent assignment by Assignor, Assignor does hereby transfer, assign and set over to Assignee all of Assignor’s right, title and interest in and to (i) all general intangibles relating to the design, development, construction, ownership, operation, management and use of the Improvements, (ii) all entitlements, vested trips, certificates of occupancy, impact fee credits, variances, licenses, building, use or other permits, certificates, approvals, authorizations, consents and the like from any Federal, state, county, municipal or other governmental or quasi-governmental body, agency, department, board, commission, bureau or other entity or instrumentality or obtained from such parties and all materials prepared for filing or filed with any such party in connection with the design, development, construction, ownership, operation, management and use of the Improvements, (the items described in this Section 1 being hereinafter referred to as the “Licenses, Permits and Approvals”). Assignor shall indemnify and hold Assignee harmless from any and against all liability, loss, and costs (including reasonable attorney’s fees) arising with respect to the Licenses, Permits and Approvals prior to the date of this Assignment.

Assumption. Assignee hereby assumes all liabilities and obligations of Assignor under the Licenses, Permits and Approvals which arise on or after the date hereof and agrees to perform all obligations of Assignor under the Licenses, Permits and Approvals which are to be performed or which become due on or after the date hereof. Assignee shall indemnify and hold Assignor harmless from any and against all liability, loss, and costs (including reasonable attorney’s fees) arising with respect to the Licenses, Permits and Approvals after the date of this Assignment.

As-Is. Except as expressly provided in Section 4 below, the Assignor makes no express or implied warranties of any kind, with respect to the Licenses, Permits and Approvals and such Licenses, Permits and Approvals are assigned to Assignee in their existing condition, “as-is”, “where-is” on and of the date hereof.

Representations. Assignor represents and warrants to the Assignee (which warranties shall survive for a period of one (1) year from the date of Closing) as follows:

A. Assignor reasserts and incorporates each representation set forth in Section 14 of the Contract between the parties of even date herewith.

B.          Assignor has no actual knowledge and no notice has been received from any governmental body claiming any violation, noncompliance, unsatisfied obligation, or failure to fully perform any obligation under any permit, license or approval assigned hereunder.

C.          Other than continued compliance with the Licenses, Permits or Approvals assigned hereunder, Assignor has no actual knowledge of any obligations of payment or performance which are due or to become due on or after the date hereof.

Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

Entire Agreement. This Assignment constitutes the complete and entire understanding and agreement between Assignor and Assignee concerning the Assignment of Licenses, Permits and Approvals made pursuant to this Assignment, and supersedes any and all prior or contemporaneous covenants, agreements, understandings, statements, representations or warranties, whether written or oral, of any party hereto concerning or with respect thereto.

Captions and Paragraph Headings. Captions and paragraph headings contained in this Assignment are for convenience of reference only and are in no way intended, and shall in no way be deemed, to define, describe, extend or limit the scope, content or intent of this Assignment or any particular term, provision or paragraph herein.

Modification, Amendment or Termination. This Assignment may not be changed, modified, amended or terminated except as expressly set forth in a separate writing signed by both of the parties to this Assignment or their respective successors in interest or title.

Governing Law, Binding Effect. This Assignment and the construction, interpretation and enforcement thereof shall be construed in accordance with and governed by the laws of the State of Florida, and shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors in interest or title. The parties agree that Pinellas County, Florida shall be the proper venue for any proceedings brought with respect to this Assignment.

Severability. If any of the terms, provisions, covenants or conditions set forth in this Assignment or the application thereof to any particular circumstance shall be held by any court having jurisdiction to be illegal, invalid or unenforceable under applicable law, the remainder of this Assignment shall not be affected thereby and each provision of this Assignment shall be valid and enforceable to the fullest extent otherwise permitted by law.

Attorney Fees. If either party hereto brings an action or proceeding, including any counterclaim, cross-claim, or third party claim, against the other party by reason of default, or otherwise arising out of this Agreement, the prevailing party in such action or proceeding, including any appeals therefrom, shall be entitled to its costs and expenses of suit including reasonable attorney and paralegal fees.

Counterparts. This Assignment may be executed in any number of counterparts each of which when executed and delivered, shall be an original, but all counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date set forth above.

Signed, sealed and delivered in the presence of:	“ASSIGNOR”

FIRST TEAM CLERMONT OB, LLC,
a Florida limited liability company

By:__________________________________________
Printed Name:_________________________________
Its:__________________________________________

Name: ____________________________________

Name:_______________________________________

STATE OF FLORIDA
COUNTY OF ________________

          The foregoing instrument was acknowledged before me this _____ day of _______________, 2010, by ____________________________________, as _____________________________ of First Team Clermont OB, LLC, a Florida limited liability company, on behalf of the company.

Notary Public - State of Florida

Print Name:_____________________________________
Commission Number:____________________________
Commission Expires:____________________________

(Assignee’s Signature Page to Assignment and

Assumption of Licenses, Permits and Approvals)

“ASSIGNEE”

By____________________________

Name: _________________________________	Name:________________________
Its:____________________________

Name:____________________________

STATE OF FLORIDA
COUNTY OF ________________

          The foregoing instrument was acknowledged before me this _____ day of _______________, 2010, by ____________________________________, as _____________________________ of __________________, a ____________, on behalf of the corporation.

Notary Public - State of Florida

Print Name:___________________________________________
Commission Number:___________________________________

Commission Expires:____________________________________

EXHIBIT “G”

Form of the Mortgage

This instrument prepared by
and return to:
Jon C. Yergler, Esquire
Lowndes, Drosdick, Doster, Kantor
   & Reed, P.A.
Post Office Box 2809
Orlando, Florida 32802-2809

The space above is reserved for recording.

Mortgage and Security Agreement

     THIS MORTGAGE AND SECURITY AGREEMENT (the “Mortgage”), dated this ______ day of __________, 20__, is executed and delivered by ORANGE BANK OF FLORIDA (the “Mortgagor”), having its principal place of business at 519 N. Magnolia Avenue, Orlando, Florida 32801, to FIRST TEAM CLERMONT OB, LLC, a Florida limited liability company, whose address is 1089 W. Morse Blvd., Suite D, Winter Park, Florida 32789 (the “Mortgagee”), under the circumstances summarized in the following recitals:

          A.           Mortgagor has executed and delivered to Mortgagee a certain Promissory Note (with revolving credit feature and index-based variable rate) of even date herewith in the principal amount of ONE MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($1,700,000.00), which Promissory Note, together with any and all renewals, replacements, extensions, modifications, substitutions, future advances, and any and all other certificates or evidence of indebtedness evidenced by said Promissory Note are herein called the “Note,” evidencing a loan from Mortgagee to Mortgagor (the “Loan”).

          B.           This Mortgage is intended to secure the payment of the unpaid principal balance of the Note, including future advances (as hereinafter defined), together with interest as therein provided and any other obligations of the Mortgagor pursuant to the Note or this Mortgage or any other documents executed contemporaneously herewith to secure and/or evidence the Loan.

     NOW, THEREFORE, in consideration of the Loan made by Mortgagee to Mortgagor, as evidenced by the Note and other Loan Documents, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees as follows:

          Mortgage. Mortgagor hereby grants, bargains, sells, assigns, transfers, conveys and mortgages to Mortgagee, its successors and assigns, to its own proper use and benefit forever, subject to the terms and conditions of this Mortgage:

The real estate (the “Land”) described as follows:

LOT 1, UNIVERSITY VILLAGE, ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 63,

PAGE 74, PUBLIC RECORDS OF LAKE COUNTY, FLORIDA.

                    Appurtenances. The benefit of all tenements, hereditaments, easements and other rights of any nature whatsoever, if any, appurtenant to the Land or the Improvements, or both, the benefit of all rights-of-way, strips and gores of land, streets, alleys, passages, drainage rights, sanitary sewer and potable water rights, stormwater drainage rights, rights of ingress and egress to the Land and all adjoining property, and any improvements of Mortgagor now or hereafter located on any of such real property interests, water rights and powers, oil, gas, mineral and riparian and littoral rights; whether now existing or hereafter arising, together with the reversion or reversions, remainder or remainders, rents, issues, incomes and profits of any of the foregoing (the “Appurtenances”).

                    Improvements. All buildings, structures, betterments and other improvements of any nature now or hereafter situated in whole or in part upon the Land or on the Appurtenances, regardless of whether physically affixed thereto or severed or capable of severance therefrom (the “Improvements”).

                    Tangible Property. All of Mortgagor’s right, title and interest, if any, in and to all fixtures, equipment and tangible personal property of any nature whatsoever that is now or hereafter (i) attached or affixed to the Land, the Appurtenances, or the Improvements, or (ii) situated upon or about the Land, the Appurtenances and/or the Improvements, regardless of whether physically affixed thereto or severed or capable of severance therefrom, or (iii) used, regardless of where situated, if used, usable or intended to be used, in connection with any present or future use or operation of or upon the Land. The foregoing includes: all goods and inventory, all heating, air conditioning, lighting, incinerating and power equipment; all engines, compressors, pipes, pumps, tanks, motors, conduits, wiring, and switchboards; all plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications and public address apparatus; all stoves, ovens, ranges, disposal units, dishwashers, water heaters, exhaust systems, refrigerators, cabinets, and partitions; all rugs, draperies and carpets; all laundry equipment; all building materials; all furniture (including, without limitation, any outdoor furniture), furnishings, office equipment and office supplies (but not including furniture, furnishings or office equipment in units used as models or sales offices); and all additions, accessions, renewals, replacements and substitutions of any or all of the foregoing. The properly interests encumbered and described by this paragraph are called the “Tangible Property” in this Mortgage.

                    Rents. All rents, issues, incomes and profits in any manner arising from the Land, Improvements, Appurtenances or Tangible Property, or any combination thereof, including Mortgagor’s interest in and to all leases of whatsoever kind or nature, licenses, franchises and concessions of or relating to all or any portion of the Land, Appurtenances, Improvements or Tangible Property, or the operation thereof, whether now existing or hereafter made, including all amendments, modifications, replacements, substitutions, extensions, renewals or consolidations thereof. The property interests encumbered and described in this subparagraph are called the “Rents” in this Mortgage.

          Secondary Financing. All of Mortgagor’s right, power or privilege to further encumber any of the Collateral described in this Mortgage, it being intended by this provision to divest Mortgagor of the power to encumber or to grant a security interest in any of the Collateral as security for the performance of an obligation, except for “Permitted Encumbrances,” as defined herein.

                    Proceeds. All proceeds of the conversion, voluntary or involuntary, of any of the property encumbered by this Mortgage into cash or other liquidated claims, or that are otherwise payable for injury to or the taking or requisitioning of any such property, including all judgments, settlements and insurance and condemnation proceeds as provided in this Mortgage.

                    Contract Rights. All of Mortgagor’s right, title and interest in and to any and all contracts or leases, written or oral, express or implied, now existing or hereafter entered into or arising, in any matter related to the improvement, use, operation, sale, conversion or other disposition of any interest in the Land, Appurtenances, Improvements, Tangible Property or the Rents, or any combination thereof, including all tenant leases, sales contracts, reservation deposit agreements, any and all deposits, prepaid items, and payments due and to become due thereunder; and including, without limitation, contracts pertaining to maintenance, on-site security service, elevator maintenance, landscaping services, building or project management, marketing, leasing, sales and janitorial services; Mortgagor’s interests as lessee in equipment leases, including telecommunications, computers, vending machines, model furniture, televisions, laundry equipment; and Mortgagor’s interests in construction contracts or documents (including architectural drawings and plans and specifications relating to the Improvements), service contracts, use and access agreements, advertising contracts and purchase orders. The property interests encumbered and described in this paragraph are called the “Contract Rights” in this Mortgage. Notwithstanding the foregoing, Mortgagee will not be bound by any of Mortgagor’s obligations under any of the foregoing contracts unless and until Mortgagee elects to assume any of such contracts or leases in writing.

                    Name. All right, title and interest of Mortgagor in and to all trade names, project names, logos, service marks, trademarks, goodwill, and slogans now or hereafter used in connection with the operation of the Mortgaged Property.

                    Intentionally Deleted.

                    Definitions. The Land, Appurtenances, Improvements and Tangible Property are collectively referred to as the “Mortgaged Property” in this Mortgage. The portion of the property encumbered by this Mortgage that from time to time consists of intangible personal property, except for the Rents, is called the “Intangible Property” in this Mortgage. The Mortgaged Property, Rents, Intangible Property and any other property interests encumbered hereby are hereinafter referred to collectively as the “Collateral.” Wherever used in this Mortgage, the use of the terms, “Mortgaged Property,” “Rents,” “Intangible Property,” and “Collateral” means and includes all or any, portion thereof applicable to the context.

                    License. Notwithstanding the grant of Mortgagor’s interest in the Rents and Contract Rights above, so long as no Default or Default Condition shall exist hereunder or under any of the other Loan Documents, Mortgagor shall have license to collect and receive all incomes arising from the operation, ownership, and maintenance of the Mortgaged Property, Rents and Contract Rights, but not more than two (2) months prior to accrual.

Security Agreement.

                    To the extent any of the Collateral encumbered by this Mortgage from time to time constitutes personal property subject to the provisions of the Uniform Commercial Code as adopted by the State of Florida (the “Uniform Commercial Code”), this Mortgage constitutes a “Security Agreement” for all purposes under the Uniform Commercial Code.

                    Without limitation, Mortgagee, at its election, upon the occurrence of a Default or Default Condition under this Mortgage, will have all rights, powers, privileges and remedies from time to time available to a secured party under the provisions of the Uniform Commercial Code with respect to the Collateral. The names and addresses of debtor and secured party are as shown for Mortgagor and Mortgagee, respectively, on the signature pages hereof.

                    The remedies for any violation of the covenants, terms, and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory provisions now or hereafter enacted and specified in the Uniform Commercial Code, all at Mortgagee’s sole election.

                    Mortgagor and Mortgagee agree that the filing of financing statement(s) in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and hereby stated intention of Mortgagor and Mortgagee that everything used in connection with the production of income from the Collateral or adapted for use therein or which is described or reflected in this Mortgage, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (a) any such item is physically attached to the Improvements, (b) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (c) any such item is referred to or reflected in any financing statement(s) so filed at any time. Similarly, the mention in any financing statement of the rights in, or the proceeds of, any fire, hazard or liability insurance policy, or any award in eminent domain proceedings for a taking or for loss of value, or Mortgagor’s interest as lessor in any present or future lease, or rights to income growing out of the use of the Mortgaged Property, whether pursuant to a lease or otherwise, shall not be construed as altering any of Mortgagee’s rights as determined by this Mortgage, or otherwise available at law or in equity, or impugning the priority of this Mortgage or the Loan Documents, or both, but such mention in any financing statement is declared to be for Mortgagee’s protection if, as, and when any court holds that notice of Mortgagee’s priority of interest, to be effective against a particular class of persons, including the federal government and any subdivisions or entities of the federal government, must be perfected in the manner required by the Uniform Commercial Code.

                    Mortgagor covenants and agrees that Mortgagor will furnish Mortgagee with notice of any change in name, identity, organizational structure (excluding a change in ownership which is prohibited without Mortgagee’s prior written consent), mailing address, residence, or principal place of business thirty (30) days prior to the effective date of any such change. Mortgagor will promptly execute any financing statements or other instruments deemed necessary by Mortgagee to prevent any filed financing statement from becoming misleading or losing its perfected status or to reinstate any lapsed financing statement.

Wrap Around Mortgage. This is a Purchase Money Wrap Around Mortgage subject to a Mortgage in favor of Orange Bank of Florida recorded in Official Records Book 3732, Page 315, of the Public Records of Lake County, Florida, hereinafter called the “First Mortgage”.

The Mortgagee agrees to pay to the Holder of the first Mortgage the unpaid principal balance of the First Mortgage, together with all interest accruing under it as and when required by the terms of the First Mortgage. All payments shall be made by the Mortgagee before the expiration of the applicable grace period provided for such payments as contained in the First Mortgage.

If the Mortgagee shall default in making any required payments of principal or interest due under the First Mortgage, then the Borrower shall have the right to advance the funds necessary to cure that default, and all funds so advanced by the Borrower, together with interest at the highest rate permitted by Florida Law, shall be credited against the next installment of interest and principal due under the Note secured by this Mortgage. Borrower shall further have an express right of set-off to the extent Mortgagee fails to pay the First Mortgage and in the Event of Default under the First Mortgage or hereunder. In addition, Borrower, at its election, shall have authority to pay the First Mortgage directly in accordance with the terms of the First Mortgage and deduct such amount from the payment due Mortgagee hereunder.

After-acquired Property. Without the necessity of any further act of Mortgagor or Mortgagee, the lien of and security interest created by this Mortgage automatically will extend to and include (i) any and all renewals, replacements, substitutions, accessions, proceeds, products, additions or after-acquired property for or to the Collateral, and (ii) any and all monies, proceeds and other property that from time to time, either by delivery to Mortgagor or by any instrument (including this Mortgage) may be subjected to such lien and security interest by Mortgagor or by anyone on behalf of Mortgagor, or with the consent of Mortgagor, or which otherwise may come into the possession or otherwise be subjected to the control of Mortgagee or Mortgagor pursuant to this Mortgage or the other Loan Documents.

Debt.

                    Mortgagor is justly indebted to Mortgagee in the principal amount indicated in Recital A above (or so much as may be advanced to Mortgagor by Mortgagee from time to time), as evidenced by the Note of even date herewith made by Mortgagor, payable to the order of Mortgagee and maturing as stated in said Note, unless such maturity is accelerated or extended (as provided in said Note).

                    Mortgagor’s obligations described below are secured, among other things, by the collateral described in this Mortgage, which term includes any and all amendments, extensions, renewals, replacements, substitutions, modifications and consolidations of this Mortgage, and may also from time to time be secured by other collateral described in written documents.

                    The Mortgage and such other documents as may exist on the date hereof or may exist hereafter are referred to as the “Security Documents,” which term, as defined in the Note, includes any and all financing statements, letters of credit, assignments, agreements, supplements, and riders made and delivered in connection with the Note and this Mortgage, and any and all amendments, modifications, extensions, renewals, replacements, substitutions and consolidations thereof or thereto. The Security Documents, the Note, and other documents between Mortgagor and Mortgagee executed with respect to the Loan are referred to collectively as the “Loan Documents.” The Loan Documents shall always be taken and read together as constituting part of one transaction. All sums disbursed pursuant to the terms of the Loan Agreements shall be secured by this Mortgage with the same priority as if advanced on the date hereof.

                    The obligations of Mortgagor secured by the Security Documents arising pursuant to the Loan Documents are as follows and are called the “Debt” in this Mortgage and the other Loan Documents:

                         Note. Mortgagor’s payment of all sums due from time to time as evidenced by the Note.

                         Loan Documents. Mortgagor’s payment or performance of all obligations imposed upon Mortgagor by the Loan Documents.

                         Advances. All sums advanced by Mortgagee to or for the benefit of Mortgagor in the manner provided in the Loan Documents, or for the protection of the security of the Collateral, including, without limitation, all sums advanced pursuant to this Mortgage, including advances for repairs, maintenance, insurance, taxes, or assessments.

                         Costs. All costs, expenses, losses, damages and other charges sustained or incurred by Mortgagee because of: (1) Mortgagor’s default in payment or performance, as the case may be, of any provision contained in the Loan Documents; (2) defense of actions instituted by Mortgagor or a third party against Mortgagor arising out of or related to the Loan, or in the realizing upon, protecting, perfecting, defending, or (3) actions brought or defended by Mortgagee enforcing Mortgagee’s security interest in the Collateral. All of these costs and expenses include reasonable attorneys’ fees, paralegals’ fees, or legal assistants’ fees, whether incurred with respect to collection, litigation, bankruptcy proceedings, interpretation, dispute, negotiation, trial, appeal, defense of actions instituted by a third party against Mortgagee, or enforcement of any judgment based on the Loan Documents, whether or not suit is brought to collect such amounts or to enforce such rights or, if brought, is prosecuted to judgment.

                         Intentionally Deleted.

                         Miscellaneous Expenses. All costs and expenses incurred by Mortgagee in connection with the Loan, whether prior to or at closing or during the term thereof, including, without limitation, loan origination fees, commitment fees, extension fees, title insurance search fees, premiums and endorsement fees, hazard and other insurance required by the Loan Documents, pre-closing and post-closing appraisals, appraisal reports or opinions of value, surveys, brokerage commissions and claims of brokerage, ad valorem and personal property taxes, documentary stamp taxes and intangible taxes, attorneys’ fees, consultant fees, architect’s fees, construction consultant’s fees, environmental surveys or assessments, and recording charges.

                         Indemnities. All costs, expenses, and amounts arising under or pursuant to any indemnity contained within the Loan Documents or in any separate agreement executed by Mortgagor in favor of Mortgagee including, without limitation, the Hazardous Substance Certificate and Indemnification Agreement (the “Indemnity”).

Title Warranties. Subject to the Permitted Encumbrances (as hereinafter defined), Mortgagor covenants with Mortgagee that: (i) Mortgagor is indefeasibly seized of the Land and Improvements in fee simple, has good and marketable title to the Collateral and has full power, lawful right and authority to convey the same in fee simple and to grant Mortgagee a perfected first lien security interest in the Collateral, and (ii) the Collateral is free and clear of all liens, encumbrances, restrictions, and security interests of any nature except for those permitted encumbrances which Mortgagee has previously approved, as set out in Schedule B of the title insurance policy and endorsements insuring this Mortgage, which are referred to as “Permitted Encumbrances” in this Mortgage.

Liens. Mortgagor will not create or permit to be created, or to remain, and will promptly discharge at Mortgagor’s expense any and all liens or encumbrances upon, or security interests in, the Collateral, or any combination thereof, whether consensual, common law, statutory, voluntary, involuntary, or arising by operation of law, except Permitted Encumbrances. Notwithstanding the foregoing, and except for any construction liens, Mortgagor may contest the amount, validity and enforceability of any involuntary or nonconsensual lien, encumbrance or security interest, including those arising by operation of law, in the manner provided in this Mortgage. If any construction lien is filed against the Mortgaged Property, Mortgagor agrees to discharge or otherwise remove such lien by bond or otherwise, within thirty (30) days after receipt of notice of imposition of same, but may thereafter contest the amount or validity of such lien as provided in this Mortgage.

Taxes and Other Impositions. Mortgagor will pay or cause to be paid, when due (i) all property taxes, assessments, water, sewer, utility and other rents, rates and charges, including all excises, taxes, levies, license fees, permit fees, impact fees, connection fees, and other fees and charges, whether general or special, ordinary or extraordinary, foreseen or unforeseen, that may be assessed, levied or imposed upon the Collateral, or otherwise arising with respect to the occupancy, use, possession or disposition thereof, whether or not the failure to pay the same might result in the creation of a lien upon the Collateral, or any combination thereof; (ii) all franchise, excise and other taxes, fees and charges assessed, levied or imposed with respect to Mortgagor’s right to do business in the State of Florida and the political subdivisions thereof; (iii) all taxes and fees (except for Mortgagee’s state and federal income taxes) that may be levied by the United States of America or any state or political subdivision thereof, upon Mortgagee or Mortgagor in connection with or upon the Loan Documents, or the Debt or its payment, or collection, or any combination thereof (including all documentary stamp taxes and intangible taxes plus any penalties and interest charged for the late payment of any such taxes); and (iv) all lawful claims and demands of contractors, subcontractors, mechanics, laborers materialmen and other lienors which, if unpaid, might result in the creation of a lien upon the Collateral. The sums payable under this paragraph are called “Impositions.” Nothing contained in this paragraph will require the payment of any Imposition so long as the amount, validity or enforceability thereof is contested by appropriate proceedings as provided in this Mortgage. With respect to state and local real and tangible personal property taxes, however, Mortgagor will pay same and will furnish Mortgagee with copies of the receipts for each such payment without demand at least thirty (30) days prior to the date each of such taxes will become delinquent, and any contest of the same must be by a suit or other proceeding for a refund. With respect to all other Impositions, Mortgagor will furnish Mortgagee with proof of such payment upon demand. If any payment required to be made by Mortgagor by this paragraph is prohibited by law, with the result that Mortgagee becomes liable for its payment, then the Debt will immediately become due and payable, at Mortgagee’s option.

Contests. Mortgagor may contest, by any and all appropriate administrative, trial or appellate proceedings, or any combination thereof, and in Mortgagee’s name, if required by law, the amount, validity, enforceability or application of any Imposition that Mortgagor is required to pay or perform to any person or entity other than Mortgagee by any provision of this Mortgage or the other Loan Documents if and only for so long as: (i) Mortgagor notifies Mortgagee in writing of its intent to contest the Imposition; (ii) such contest suspends the collection or enforcement of the item(s) contested; (iii) no part of the Collateral will be subject to loss, sale or forfeiture before final determination of any such contest; (iv) neither Mortgagor nor Mortgagee will be subject to any criminal liability; (v) Mortgagor furnishes such security as may be required by law in connection with each such contest; (vi) the value, usefulness and marketability of the Collateral will not be adversely impaired by any such contest; (vii) Mortgagor otherwise continues to pay and perform, as the case may be, the Debt and Mortgagor’s obligations under this Mortgage; (viii) Mortgagor otherwise is not in default under any provision of the Loan Documents; (ix) each such contest is continuously prosecuted diligently to final determination; (x) Mortgagor pays or causes to be paid, and defends, indemnifies and holds Mortgagee harmless of and from any and all losses, judgments, decrees and costs (including all reasonable attorneys’ fees) incurred in connection with each such contest; (xi) Mortgagor, promptly following final determination of each such contest, fully pays and discharges all amounts that may be levied, assessed, charged, imposed or otherwise determined to be payable, together with all penalties, fines, interests, costs and expenses, and otherwise complies with such final determination, at Mortgagor’s sole cost and expense; (xii) Mortgagor furnishes Mortgagee with such security as Mortgagee reasonably may require to assure Mortgagor’s compliance with all of the foregoing requirements, and (xiii) such liens are not filed against the Mortgaged Property pursuant to Chapter 713, Florida Statutes, in which event such liens must be discharged or transferred to bond pursuant to this Mortgage before Mortgagor contests such liens. So long as Mortgagor complies with the foregoing and Mortgagee is promptly reimbursed for all costs and expenses incurred, Mortgagee will cooperate with Mortgagor in connection with any such contest.

Insurance. Until the Debt shall have been discharged by Mortgagor, Mortgagor shall maintain, at Mortgagor’s cost and expense, the following insurance coverages in full force and effect at all times:

                    Hazard Insurance. Mortgagor shall keep the Tangible Property and Improvements which now or hereafter may constitute part of the Mortgaged Property insured at all times against loss or damage by fire and other hazards included within the term “all risk” or “extended coverage” and against such other hazards as Mortgagee may require in the full insurable value thereof (or such lesser amount as Mortgagee may authorize in writing), with an insurer satisfactory to Mortgagee Such policy shall include a Replacement Cost Endorsement and a Sinkhole Endorsement, if required by Mortgagee in writing to Mortgagor.

                    Liability Insurance. Mortgagor will obtain and keep in full force a “Broad Form Comprehensive General Liability” insurance coverage for both Mortgagor and any contractor performing services to the Mortgaged Property in the minimum coverage amount required by Mortgagee.

                    Flood Insurance. If at any time the Land or any portion thereof is located in a “Flood Hazard Area” pursuant to the Flood Disaster Protection Act of 1973 or any successor or supplemental act thereto, flood insurance in the maximum amount available or such other amount as Mortgagee may reasonably request.

                    Intentionally Deleted.

                    Other Insurance. Worker’s compensation insurance, wind damage insurance, and/or other insurance coverages as Mortgagee may reasonably require. In the event said Loan converts to a permanent loan, Mortgagor will obtain and keep in full force and effect Business Interruption Insurance.

                    Terms.

                         The policy or policies of insurance shall (i) be from companies and in coverage amounts acceptable to Mortgagee, (ii) contain a standard mortgagee clause in favor of Mortgagee naming Mortgagee as a mortgagee and including a lender’s loss payee clause in such policy, as applicable; (iii) not be terminable or modified without thirty (30) days’ prior written notice to Mortgagee, and (iv) be evidenced by original policies or certified copies of policies deposited with Mortgagee, as Mortgagee may elect, to be held by Mortgagee until the Debt shall have been fully paid and discharged. Mortgagor shall furnish Mortgagee satisfactory evidence of payment of all premiums required and similar evidence of renewal or replacement coverage not later than thirty (30) days prior to the date any coverage will expire.

                         Each insurance policy or endorsement required herein shall be written by an insurance underwriter having a rating not less than “A” or “A+” Best’s Rating according to the most current edition of Best’s Key Rating Guide as determined at the time of the initial policy and at all times during the term hereof. All policies shall indicate that notices related to such insurance shall be sent to Mortgagee at:

FIRST TEAM CLERMONT OB, LLC

1089 W. Morse Boulevard, Suite D

Winter Park, Florida 32789

                              If any loss occurs with respect to the Mortgaged Property, Mortgagee is hereby appointed attorney-in-fact for Mortgagor to make proof of loss if Mortgagor fails to make the same punctually, and to give a receipt for any proceeds collected under such policies. Mortgagor will promptly give written notice to Mortgagee of any loss or damage to the Mortgaged Property, and will not adjust or settle any such loss without Mortgagee’s prior written consent, which consent shall not be unreasonably withheld or delayed. Upon any Default or Default Condition by Mortgagor under this Mortgage, all right, title and interest of Mortgagor in and to all such insurance policies then in force, including any and all unearned premiums and existing claims, will inure to Mortgagee, which, at its option, and as attorney-in-fact for Mortgagor, may then make, settle and give binding acquittances for claims under all such policies, and may assign and transfer such policies or cancel or surrender them, applying any unearned premium in such manner as Mortgagee may elect. The foregoing appointment of Mortgagee as attorney-in-fact for Mortgagor is coupled with an interest, and is irrevocable. Notwithstanding the occurrence of any casualty or the availability of any insurance proceeds, Mortgagor will pay the Debt in the manner required by the Loan Documents.

                    Condemnation. If all or any part of the Collateral, or any interest therein or right accruing thereto, is taken as a result of, or in lieu or in anticipation of, the exercise of the right of condemnation or eminent domain, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property, in any event by any government or quasi-governmental authority, civil or military, or any other party entitled to exercise such powers by law, general or special, or is devalued or otherwise adversely affected by any of the foregoing actions, all proceeds payable with respect to any such action are assigned to Mortgagee and shall be paid to Mortgagee. Mortgagee shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. The proceeds of any award or compensation so received shall, at the option of the Mortgagee, either be applied to the payment of the Debt or be paid over to the Mortgagor for the restoration of the Improvement. Mortgagor, immediately upon obtaining knowledge of the institution or threatened institution, of any proceedings for the Mortgaged Property, or any part thereof, by condemnation or eminent domain, will notify the Mortgagee of the pending of such proceedings. Mortgagee shall have the right to intervene and participate in any proceedings for and in connection with any taking referred to in this section. Mortgagor shall not enter into any agreement for the taking of the Mortgaged Property or any part thereof with any person or persons authorized to acquire the same by condemnation or eminent domain, unless the Mortgagee shall have consented thereto in writing. Any of the foregoing actions are sometimes called a “condemnation” or “taking” in this Mortgage and the other Loan Documents. Such proceeds include, without limitation, severance damages, damages arising from the change of grade of any street or the access thereto, the taking of air rights and damages caused by noise, pollutants and other emissions. Notwithstanding any such taking or other injury or decrease in value, or the availability of any proceeds for any of the foregoing, Mortgagor shall continue to pay the Debt in the manner required by the Loan Documents. Mortgagee’s rights under this paragraph will survive the foreclosure or other enforcement of this Mortgage, and Mortgagee will have the right to receive and retain all proceeds to the extent of any deficiency which exists upon such foreclosure or other enforcement, together with legal interest thereon, and to the extent of the reasonable counsel fees, costs and disbursements incurred by Mortgagee in connection with the collection of such proceeds. Such right shall exist whether or not a deficiency judgment shall have been sought or recovered or denied upon the Note. The remaining balance of such proceeds, if any, will inure to the benefit of the party entitled thereto by applicable law.

                    Application of Insurance Proceeds and Awards. The Mortgagor will promptly give the Mortgagee written notice of any damage to or destruction of the Mortgaged Property or any part thereof, generally describing the nature and extent of such damage or destruction and the Mortgagor’s best estimate of the cost of restoring the Mortgaged Property. The Mortgagee shall be entitled to all insurance proceeds payable on account of such damage or destruction and the Mortgagor hereby irrevocably assigns, transfers and sets over to the Mortgagee all rights of the Mortgagor to any such proceeds or payments and irrevocably authorizes and empowers the Mortgagee, at its option and in is sole and absolute discretion, in the name of the Mortgagor or otherwise, to file and prosecute what would otherwise be the Mortgagor’s claim for any such proceeds or payment and to collect, receipt for and retain the same for disposition in accordance with this Section. The Mortgagee may, at its sole option, apply all amounts recovered under any insurance policy required to be maintained by the Mortgagor hereunder in any one or more of the following ways: (1) to the payment of the reasonable costs and expenses incurred by the Mortgagee in obtaining such insurance proceeds, including the fee and expenses of attorneys and insurance and other experts and consultants, the costs of litigation, arbitration, mediation, investigations and other judicial, administrative or other proceedings and all other out-of-pocket expenses; (2) to the payment of any of the Debt other than indebtedness with respect to the Note at the time outstanding; (3) to the payment of the principal of the Note and any interest accrued and unpaid thereon, without regard to whether any portion or all of such amounts shall be matured or unmatured, together with interest at the default interest rate on any overdue principal and (to the extent permitted by applicable law) interest; and, in case such amount shall be insufficient to pay in full all such amounts, then such amounts shall be applied, first, to the payment of all amounts of interest accrued on the Note and unpaid, without preference or priority of any payment of interest over any other payment of interest or of any other Note, and, second, to the payment of all amounts of principal at the time outstanding, without preference or priority of any installment or amount of principal over any other installment or amount of principal or of my Note over any other Note, but otherwise in such manner and order as the Mortgagee shall, in its sole discretion, determine; (4) to fulfill any of the other covenants contained herein as the Mortgagee may determine; (5) release to the Mortgagor for application to the cost of restoring the Mortgaged Property; or (6) release to the Mortgagor. In the event of a foreclosure of this Mortgage, the purchaser of the Mortgaged Property shall succeed to all the rights of the Mortgagee, including any right to unearned premiums, in and to all policies of insurance assigned and delivered to the Mortgagee.

Maintenance. Repairs and Reconstruction.

                    Maintenance and Repairs. Mortgagor, at its sole cost and subject to Mortgagee’s satisfaction, shall make all repairs, renewals, replacements, servicing and reconstruction that are necessary to maintain the Mortgaged Property in good order, condition and repair. Mortgagor shall establish (and set aside in segregated deposits) reserve funds in amounts acceptable to Mortgagee for replacements, repairs and capital expenditures. Immediately following the occurrence of any casualty or other loss, Mortgagor promptly will undertake all restoration required or desirable and will pursue it diligently to completion. Mortgagor shall (i) not strip, waste, remove or demolish any portion of the Mortgaged Property, nor suffer or permit any such action; (ii) promptly comply with all laws, governmental regulations and public or private restrictions or easements, or both, of any kind affecting the Mortgaged Property or requiring any alterations or improvements to be made thereon; and (iii) not commit, suffer or permit any act upon the Mortgaged Property in violation of any law, subject to Mortgagor’s right to contest the same in good faith to conclusion, as provided in this Mortgage. If any public agency or authority requires or commences’ any proceedings for the demolition or removal, or both, of any improvements or portions thereof comprising the Mortgaged property due to non-compliance with health, safety, fire or building codes, then, unless Mortgagor undertakes to contest such action in the manner provided in this Mortgage and pursue such contest to a successful conclusion, such action will constitute a Default under this Mortgage. Mortgagor will not, without Mortgagee’s prior written consent, (a) make any material alterations, additions or improvements of or to the Mortgaged Property; (b) make any material change in the general nature of the use or occupancy of the Mortgaged Property; (c) institute or join or acquiesce in any action to change the existing zoning or land use classification of the Mortgaged Property; or (d) grant easements or licenses affecting the use or operation of the Mortgaged Property. Mortgagee and any persons authorized by Mortgagee may enter the Mortgaged Property at all reasonable times without prior notice for inspections or for any other lawful purpose. If Mortgagor fails to comply with the requirements of this paragraph, then Mortgagee, without waiving the option to foreclose, may take some or all measures Mortgagee reasonably deems necessary or desirable for the maintenance, repair, preservation or protection of the Mortgaged Property, and any expenses reasonably incurred by Mortgagee in so doing shall become part of the Debt secured hereby, and shall, at the option of Mortgagee, become immediately due and payable, and shall bear interest at the Default Rate specified in the Note. Mortgagee shall have no obligation to care for or maintain the Mortgaged Property, or, having take some measures therefor, to continue same or take other measures.

                    Reconstruction. Provided, in the event of a casualty, any award of insurance proceeds is paid to Mortgagor and not applied to the Loan, then the Mortgagor shall promptly repair, restore, replace or rebuild any part of the Mortgaged Property, now or hereafter encumbered by this Mortgage which may be affected by any condemnation proceeding or which may otherwise become damaged, destroyed, loss or unsuitable for use. In the event the Mortgaged Property or any part thereof is damaged or destroyed by fire or other casualty, the

Mortgagor shall immediately notify the Mortgagee, in writing, of such damage or destruction. The Mortgagor shall not cause or permit anything to be done which would or could increase the risk of fire or other hazard to the Mortgaged Property, or any part thereof, or which would or could result in an increase in any insurance premiums payable with respect to the Mortgaged property, or which would or could result in the cancellation of any insurance policy canied with respect to the Mortgaged Property. No part of the Mortgaged Property, including, but not limited to, any building, structure, water system, sewer system, parking lot, driveway, landscape scheme, timber or other ground improvement, equipment or other property, now or hereafter mortgaged, shall be removed, demolished or materially altered without the prior written consent of the Mortgagee. No top soil, sand, sod, loam, clay or gravel shall be mined, stripped, or removed from the Mortgaged Property without the written consent of the Mortgagee. However, this shall not prevent or restrict removal of any such materials taken for excavation necessary to construct a basement, cellar or foundation footings for the erection of a building or buildings for which a building permit or permits has or have first been issued by the governmental authority having jurisdiction thereof; or for the construction of roadways constructed in accordance with plans approved by the governmental authorities having jurisdiction thereof in accordance with the Loan Agreements; provided, nevertheless, that in the event the required removals become so extensive, as determined by the Mortgagee, as to create profit by sale of the removed portion of the Mortgaged Property, said sums shall inure to the benefit of the Mortgagee to be applied as the Mortgagee so directs, to the reduction of the Debt. Notwithstanding anything in this paragraph to the contrary, to the extent the Mortgagee elects to pay down the Debt with the insurance and/or condemnation proceeds as set forth in paragraphs 9.7 and 9.8 above and the Loan, after such pay down, remains adequately collateralized in Mortgagee’s sole opinion, Mortgagor shall not be required to reconstruct as set forth in this paragraph.

Advances. If Mortgagor defaults in the observance or performance of any of the provisions of the Loan Documents, including but not limited to obtaining and maintaining insurance pursuant to this Mortgage, paying Impositions, and maintaining the Mortgaged Property pursuant to this Mortgage, then Mortgagee, without waiving or otherwise impairing any other of its rights or remedies, at its sole option and without obligation to do so, and without demand upon Mortgagor, may make any such payment or take such action as Mortgagee deems necessary or appropriate to correct such Default or Default Condition, or to protect the security of the Collateral encumbered by the Loan Documents. All payments so made, together with all costs and expenses so incurred, will be added to the principal amount due under the Note and thereafter will bear interest at the rate then payable as provided for in the Note, and will be secured by the lien and security interest granted by the Security Documents. For the foregoing purposes, Mortgagee is authorized to (i) enter upon the Mortgaged Property; (ii) appear in and defend any action or proceeding purporting to affect the security of this Mortgage or the rights or powers of Mortgagee hereunder; (iii) pay, purchase, contest or compromise any encumbrance, charge or lien that in the reasonable judgment of Mortgagee appears to adversely affect the Collateral; and (iv) take whatever action Mortgagee, in its discretion, deems necessary or appropriate in exercising any such powers. Notwithstanding the foregoing, Mortgagor immediately, upon Mortgagee’s demand, will pay all sums so expended by Mortgagee with interest as stated above.

Intentionally Deleted.

Taxation of Mortgage. In the event of the passage after the date of this Mortgage of any federal, state or local law deducting from the value of real property for the purpose of ad valorem taxation any lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for federal, state or local purposes, or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on any or all of the Loan Documents, Mortgagee shall have the right to declare the Debt due on a date to be specified but not less than sixty (60) days written notice given to Mortgagor by Mortgagee, provided, however, that such election shall be ineffective if Mortgagor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder, and if Mortgagor, prior to such specified date, does pay such tax and agrees to pay any such tax (excluding, however, all taxes on the income of Mortgagor) when thereafter levied or assessed, and such agreement shall constitute a modification of this Mortgage.

Assignment of Rents, Leases, Profits and Contract Rights. Pursuant to this Mortgage, Mortgagor has irrevocably assigned and set over unto Mortgagee all right, title, and interest of Mortgagor in and to the Rents and Contract Rights (including all leases and sales contracts now or hereafter existing relating to the Mortgaged Property) as security for the Debt, together with the right to collect and enforce the same; provided, however, so long as there shall be no Default or Default Condition under the Loan Documents, Mortgagor has been granted a license to collect and receive all Rents assigned hereunder in accordance with this Mortgage. Neither these assignments nor Mortgagee’s enforcement of the provisions of these assignments (including the receipt of the Rents) will operate to subordinate the lien of this Mortgage to any of the rights of any lessee or purchaser under any lease or sales contract of the Mortgaged Property, or to subject Mortgagee to any liability to any such lessee or purchaser for the performance of any obligations of Mortgagor under any such lease or sales contract of the Mortgaged Property, or to subject Mortgagee to any liability to any such lessee or purchaser for the performance of any obligations of Mortgagor under any such lease or sales contract unless and until Mortgagee agrees to such subordination or assumes such liability by an appropriate written instrument. All right, title and interest of each such lessee or purchaser in and to the Mortgaged Property, whether arising by virtue of any such lease, contract or otherwise, at all times will be and remain privileges of Mortgagee arising under or by virtue of any of the Loan Documents. The assignments of Rents and Contract Rights (including leases) contained in this Mortgage are intended to provide Mortgagee with all the rights and remedies of mortgages pursuant to FLA. STAT. §697.07 as may be amended from time to time. However, in no event shall this reference diminish, alter, impair, or affect any other rights and remedies of Mortgagee. Notwithstanding the foregoing, if Mortgagor shall have executed an Assignment of Rents constituting one of the Loan Documents, such Assignment of Rents is hereby incorporated herein by reference and shall have control if in conflict with the provisions of this Mortgage.

Events of Default. The occurrence of any one or more of the following events (time being of the essence) shall be a “Default” under this Mortgage (and the occurrence or existence of an event or condition which, upon the giving of notice or the passage of time, or both, would constitute a Default, shall be a “Default Condition”):

                    Scheduled Payment. Mortgagor’s failure to make any payment required under the Note when due.

                    Monetary Default. Mortgagor’s failure to make any other payment required by the Loan Documents when due.

                    Other. Mortgagor’s failure to perform any other obligation imposed upon Mortgagor or any guarantors by the Loan Documents, after thirty (30) days written notice and an opportunity to cure any non-monetary defaults.

                    Default - Loan Agreements. That if Mortgagor shall fail, neglect, refuse to abide by or default under the Loan Agreements, said default shall cause and constitute a default hereunder.

                    Representation. Any representation or warranty of Mortgagor or any guarantor contained in the Loan Documents or in any certificate delivered pursuant hereto, or in any other instrument or statement furnished in connection herewith, proves to be incorrect or misleading in any adverse respect as of the time when the same shall have been made, including, without limitation, any and all financial statements, operating statements, and schedules attached thereto, furnished by Mortgagor to Mortgagee or pursuant to any provision of the Loan Documents.

                    Bankruptcy. Mortgagor or any principal of Mortgagor, or any guarantor or principal of any guarantor of the Loan (a) files a voluntary petition in bankruptcy or a petition or answer seeking or acquiescing in any reorganization or for an arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself pursuant to the United States Bankruptcy Code or any similar law or regulation, federal or state, relating to any relief for debtors, now or hereafter in effect; or (b) makes an assignment for the benefit of creditors or admits in writing its inability to pay or fails to pay its debts as they become due; or (c) suspends payment of its obligations or takes any action in furtherance of the foregoing; or (d) consents to or acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator or other similar official of Mortgagor, a general partner of Mortgagor, or any guarantor, for all or any part of the Collateral or other assets of such party, or either; or (e) has filed against it an involuntary petition, arrangement, composition, readjustment, liquidation, dissolution, or an answer proposing an adjudication of it as a bankrupt or insolvent, or is subject to reorganization pursuant to the United States Bankruptcy Code, an action seeking to appoint a trustee, receiver, custodian, or conservator or liquidator, or any similar law, federal or state, now or hereinafter in effect, and such action is approved by any court of competent jurisdiction and the order approving the same shall not be vacated or stayed within thirty (30) days from entry; or (f) consents to the filing of any such petition or answer, or shall fail to deny the material allegations of the same in a timely manner.

                    Judgments.

                              A final judgment other than a final judgment in connection with any condemnation is entered against Mortgagor, any guarantor(s), or any principal of Mortgagor or any guarantor(s), that (i) adversely affects the value, use or operation of the Land or the Improvements in Mortgagee’s sole judgment, or (ii) adversely affects, or may adversely affect, the validity, enforceability or priority of the lien or security interest created by the Loan Document in Mortgagee’s sole judgment, or both; or

                              Execution or other final process issues thereon with respect to the Land, the Improvements thereon, or the Collateral; and

                              Mortgagor, any guarantor(s), or any principal of Mortgagor or any guarantor(s), does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereon, in any event within thirty (30) days from entry, or Mortgagor or any guarantor(s) shall not, within such period or such longer period during which execution on such judgment shall have been entered, cause its execution to be stayed during appeal.

                    Liens. Any federal, state or local tax or assessment lien or any claim of lien for labor or materials or any other lien or encumbrance of any nature whatsoever is recorded against Mortgagor or the Land or Collateral and is not removed by payment or transferred to substitute security in the manner provided by law, within ten (10) days after it is recorded in accordance with applicable law.

                    Other Notes or Mortgages. Mortgagor’s default in the performance or payment of Mortgagor’s obligations under any other note, or under any other mortgage encumbering all or any part of the Land or the Collateral; if the other mortgage is permitted by Mortgagee, whether such other note or mortgage is held by Mortgagee or by any other party.

                    Intentionally Deleted.

                    Mortgagor’s Continued Existence. Mortgagor shall cease to exist or to be qualified to do or transact business in the State in which the Land and Collateral are located, or shall be dissolved or shall be a party to a merger or consolidation, or shall sell all or substantially all of its assets, or shall change its corporate name or trade name.

                    Intentionally Deleted.

                    Transfer of Property. Any sale, conveyance, transfer, lease, assignment, or other disposition or encumbrance of all or any part of the Land, Collateral, without the prior consent of Mortgagee or except as otherwise permitted hereby or contemplated by the Loan Documents.

                    Intentionally Deleted.

                    Intentionally Deleted.

                    Intentionally Deleted.

                    Securities Laws Violation. The assertion of any violation of the 1933 Securities Act, 1934 Securities Act or the Florida Blue Sky Laws by any governmental authorities or the institution of any securities litigation not dismissed within thirty (30) days of the commencement of same.

                    Noncompliance with Homeowner Association Documents. Mortgagor shall fail to perform any duty required of it, fulfill any condition, abide by any covenant or in any manner default under the homeowners’ association documents encumbering the Land, if applicable.

                    Adverse Actions. Any legal or equitable action is commenced against Mortgagor or any guarantor which, if adversely determined, could reasonably be expected to impair substantially the ability of Mortgagor or said guarantor to perform each and every obligation under the Loan Documents.

                    Government Challenges. The validity of any permit, approval or consent by any governmental authority relating to the Land, the Collateral, or the operation thereof is challenged by a proceeding before a board, commission, agency, court or other authority having jurisdiction, after fifteen (15) days written notice and an opportunity to cure.

                    Miscellaneous. If at any time the Mortgagee shall determine that there has been a material adverse change in the financial condition or prospects of Mortgagor, any guarantor, or, if applicable, any principal of Mortgagor, which is not corrected and cured within fifteen (15) days written notice.

Remedies. Upon the occurrence and continuance, if applicable, of any Default or Default Condition, Mortgagee may exercise any one or more of the following rights and remedies, in addition to all other rights and remedies otherwise available at law or in equity:

                    Other Documents. To pursue any right or remedy provided by the Loan Documents.

                    Acceleration. To declare the entire unpaid amount of the Debt together with all accrued and unpaid interest thereon immediately due and payable with interest to be due thereon at the Default Rate set forth in the Note.

                    Foreclosure. To foreclose the lien of this Mortgage and obtain possession of the Collateral, by any lawful procedure.

                    Code Rights. To exercise any right or remedy available to Mortgagee as a secured party under the Uniform Commercial Code as adopted by the State of Florida, as it from time to time is in force and effect, with respect to any portion of the Collateral then constituting property subject to the provisions of such Code; or Mortgagee, at its option, may elect to treat the Collateral as real property, or an interest therein, for remedial purposes.

                    Receiver. To apply, on ex parte motion, to any court of competent jurisdiction for the appointment of a receiver to take charge of, manage, preserve, protect, complete construction of, rent, and operate the Mortgaged Property and any of Mortgagor’s business or businesses situated thereon, or any combination thereof; to collect the Rents; to make all necessary and needed repairs; to pay all taxes, assessments, insurance premiums and all other costs incurred in connection with the Mortgaged Property; and, after payment of the expenses of the receivership, including reasonable attorneys’ fees and other costs and expenses related to the enforcement of the Security Documents, attorneys’ fees and other costs and expenses related to the enforcement of the Security Documents, and after compensation to the receiver for any of the services described herein or pursuant hereto, to apply all net proceeds derived therefrom in reduction of the Debt or in such other manner as the court shall direct. The appointment of such receiver shall be a matter of strict right to Mortgagee, regardless of the adequacy of the security or of the solvency of any party obligated for payment of the Debt. All expenses, fees and compensation incurred pursuant to any such receivership shall be secured by the lien of this Mortgage until paid. The receiver, personally or through agents, may exclude Mortgagor wholly from the Mortgaged Property and have, hold, use, operate, manage and control the Mortgaged Property and may, in the name of Mortgagor, exercise all of Mortgagor’s rights and powers to maintain, construct, operate, restore, insure and keep insured the Mortgaged Property in such manner as such receiver deems appropriate.

                    Intentionally Deleted.

                     Rents. After Mortgagee shall have given written notice to Mortgagor, to collect all rents, issues, profits, revenues, income, proceeds, or other benefits from the Collateral, or to pursue any remedy available under FLA. STAT. 697.07, as amended, supplemented, or superseded from time to time.

                     Other Security. To proceed to realize upon any and all other security for the Debt in such order as Mortgagee may elect; no such action, suit, proceeding, judgment, levy, execution or other process will constitute an election of remedies by Mortgagee or will in any manner alter, diminish or impair the lien and security interest created by this Mortgage any other Security Documents unless and until the Debt is paid in full.

                     Advances. To advance such monies and take such other action as is authorized by this Mortgage and other Loan Documents.

Waiver of Certain Rights. Mortgagor will not claim, take or insist upon any benefit or advantage of any present or future stay, extension, redemption or moratorium law that may affect Mortgagor’s obligations hereunder, or any law providing for the valuation or appraisal of the Mortgaged Property or any portion thereof prior to any sale or sales that may be made under or by virtue of this Mortgage. Mortgagor, for itself and all who may claim under Mortgagor, waives, to the extent that it lawfully may, all rights to have the Mortgaged Property and any other security for the Debt marshaled upon any foreclosure or otherwise. Mortgagor hereby waives and renounces all homestead and exemption rights provided for by the laws of the United States of America and of any state, including Florida, in and to the Mortgaged Property as against the collection of the Debt, or any part thereof.

Further Assurances. Mortgagor, from time to time, will execute, acknowledge, subscribe and deliver to or at the direction of Mortgagee such documents and further assurances as Mortgagee may reasonably require for the purpose of evidencing, perfecting or confirming the lien and security interest created by this Mortgage, or the security intended to be afforded by the Loan Documents, or both. Without limitation of the foregoing, Mortgagor will defend, indemnify and hold Mortgagee harmless with respect to any suit or proceeding in which the validity, enforceability or priority of the lien or security interest, or both, is endangered or contested, directly or indirectly, and will provide Mortgagee with such security for the defense of any such suit or proceeding as Mortgagee reasonably may require. If Mortgagor fails to undertake the defense of any such claim in a timely manner, or fails to furnish Mortgagee with reasonable security for such defense, or, in Mortgagee’s sole but reasonable determination, fails to prosecute such defense with due diligence, then Mortgagee is authorized to take, at the expense of Mortgagor, all necessary and proper action in defense of any such claim, including the retention of legal counsel, the prosecution or defense of litigation and the compromise or discharge of claims, including payment of all costs and reasonable attorneys’ fees. All costs, expenses and losses, if any, so incurred by Mortgagee, including reasonable attorneys’ fees, regardless of whether suit is brought and, if suit is brought, for all administrative, trial and appellate proceedings, if any, will constitute advances by Mortgagee as provided in this Mortgage.

Cumulative Rights and Non-waiver. No right or remedy conferred upon or reserved to Mortgagee by this Mortgage or in any of the other Loan Documents is intended to be exclusive of any other right or remedy; and each and every right and remedy is cumulative and in addition to any other right or remedy otherwise available. Every right, power, privilege and remedy granted Mortgagee by this Mortgage or any of the other Loan Documents, or both, or otherwise available at law or in equity may be exercised by Mortgagee from time to time as often as Mortgagee deems expedient until the Debt is paid in full. Mortgagee’s failure to insist at any time upon the strict observance or performance by Mortgagor of any of the provisions of this Mortgage or in any of the other Loan Documents, or to exercise any right or remedy provided for in this Mortgage or in any of the other Loan Documents, will not impair any such right or remedy or be construed as a waiver or relinquishment thereof for the future. Receipt by Mortgagee of any payment required to be made pursuant to any of the Loan Documents with knowledge of the breach of any provision of any of the Loan Documents will not constitute a waiver of such breach. In addition to all other remedies provided in this Mortgage, Mortgagee will be entitled, to the extent permitted by applicable law, to injunctive relief in the case of a violation or attempted or threatened violation of any of the provisions of the Loan Documents or to a decree ordering performance of any of the provisions of any of the foregoing.

Judgment. Mortgagee may seek and recover a judgment for all amounts due and payable in accordance with the Note or under this Mortgage either before, after or during the pendency of any other proceedings or action to obtain relief under or with respect to any of the Loan Documents. Mortgagee’s right to seek and recover any such judgment will not be affected by obtaining any other such relief. Mortgagee will continue to be entitled to enforce payment of, and to seek and recover a judgment for, any portion of the Debt remaining due and payable after the application of any proceeds of any sale of the Collateral pursuant to law. Neither the lien nor security interest of this Mortgage, nor any rights or remedies of Mortgagee hereunder or under any of the Loan Documents, will be impaired in any way by the recovery of any judgment by Mortgagee against Mortgagor or any guarantor of the Debt, or by the levy of an execution under such judgment upon any portion of the Collateral, until the Debt is paid in full.

Intentionally Deleted.

Intentionally Deleted.

Releases and Extensions by Mortgagee. Mortgagee, from time to time, without notice to any person and without affecting the liability of Mortgagor or of any guarantor or of any other person (other than any person expressly released by Mortgagee in writing) for the payment of any of the Debt, and without affecting the priority or extent of the lien and security interest of this Mortgage (except as to property specifically released by Mortgagee in writing), may do any or all of the following: (i) release in whole or in part any person liable for payment of any or all of the Debt, or (ii) extend the time or otherwise alter the terms of payment of the Debt, in whole or in part, or (iii) accept additional or substitute security of any kind, or (iv) release or otherwise deal with all or any portion of the Collateral.

Notices. Any notice or demand that must or may be given or made in connection with this Mortgage must be in writing and, unless receipt is expressly required, will be deemed given, delivered or made, as the case may be, when delivered by personal delivery or when mailed by Express Mail, by overnight delivery service of a nationally-recognized company, or by certified or registered mail, return receipt requested, in any event, with sufficient postage affixed, and addressed to the parties at the addresses written on the first page of this Mortgage or on the signature pages of this Mortgage. Such addresses may be changed by notice pursuant to this paragraph. Notice of change of address is effective only upon receipt. All of the persons executing this Mortgage as Mortgagor severally agree that a single notice to Mortgagor in the manner provided in this paragraph will be effective to bind each such person for all purposes.

Estoppel Letters. As and when, from time to time, requested by either Mortgagor or Mortgagee, and within ten (10) days after any such request, Mortgagor or Mortgagee, as the case may be, will execute and deliver to or at the direction of Mortgagor or Mortgagee, as the case may be, such estoppel letters certifying such matters relating to this Mortgage or the Loan Documents, or both, as may reasonably be required.

Transfers. Mortgagor may not sell, convey, assign, transfer or otherwise dispose of any interest in all or any portion of the Collateral, or any ownership interest in Mortgagor or any guarantor, without Mortgagee’s prior written consent, which consent may be withheld in Mortgagee’s reasonable discretion. Whether such transfer is voluntary or involuntary, or by operation of law (other than in connection with the death, disability or incompetency of any individual Mortgagor), any such transfer will be void as to Mortgagee, and constitute an immediate Default under this Mortgage, without notice, in the sole discretion of Mortgagee. Mortgagee’s consent to any transfer, sale, or conveyance hereunder shall not be deemed a consent to any subsequent transfer, sale, or conveyance for which Mortgagee’s prior written approval has not been obtained. All sales or leasing of lots or units or other property which is part of the Collateral shall be conducted on a basis which is fully consistent with the letter and spirit of all State, Federal, and local Equal Credit Opportunity and Equal Housing Opportunity statutes, ordinances, and regulations.

Replacement of Note. Upon receipt of evidence reasonably satisfactory to Mortgagor of the loss, theft, destruction or mutilation of the Note, or any amendment or modification thereto, including without limitation any renewal note or additional note, and in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement, reasonably satisfactory to Mortgagor or, in the case of any such mutilation, upon surrender of such mutilated note, Mortgagor will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in any of the Loan Documents to the Note shall be deemed to refer to the replacement Note.

Future Advances. This Mortgage is given to secure not only the existing Debt, but also such future advances, whether such advances are obligatory or are to be made at the option of Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of Debt that may be so secured may decrease or increase from time to time, but the maximum possible principal debt so secured at one time shall not exceed two hundred fifty percent (250%) of the Note, and any disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property, with interest on such disbursements at the rate then in effect pursuant to the terms of the Note.

General. The provisions of this Mortgage inure to the benefit of Mortgagee and its successors and assigns, and bind all persons executing this Mortgage as Mortgagor and their respective heirs, legal representatives, successors and assigns, jointly and severally, and all persons now or hereafter claiming any right, title and interest in and to any of the property, real, personal or mixed, tangible or intangible, now or hereafter existing or any substitutions or replacements thereof and described in this Mortgage as the Collateral. Time is of the essence to this Mortgage and each of its provisions. The provisions of this Mortgage are to be interpreted, construed, applied and enforced in accordance with the laws of the State of Florida, regardless of where this Mortgage is executed, delivered or breached, or where any payment or other performance required by this Mortgage is made, where any action or other proceeding involving this Mortgage is instituted, or whether the laws of the State of Florida otherwise would apply the laws of another jurisdiction; the foregoing choice of law provisions will apply to the Loan Documents. The provision of the Loan Documents are severable at Mortgagee’s option so that if any provision is declared by a court of competent jurisdiction to be invalid or unenforceable, no other provision will be affected by such invalidity or unenforceability, but will remain in force and effect according to its original terms, if Mortgagee so elects. Wherever used in this Mortgage or the other Loan Documents, or both, and unless expressly provided otherwise: (i) use of the singular includes the plural, and vice versa; (ii) use of one gender includes all genders; (iii) use of the term “include” or “including” is always without limitation; (iv) use of the words, “should,” “must” and “will” has the same legal effect as the use of the word “shall”; (v) the term “day” means a banking day which shall be a day on which national banking institutions are open for the transaction of business, excluding any national holidays, and any performance which would otherwise be required on a day other than a banking day shall be timely performed in such instance, if performed on the next succeeding banking by; (vi) any definition herein incorporating one or more documents or items shall refer to such items “singularly and collectively,” and (vii) “person” means any natural person or artificial entity having legal capacity. Paragraph headings and subheadings are for indexing purposes only and are not to be used to interpret, construe, apply or enforce the provisions of this Mortgage. Mortgagor and Mortgagee intend the provisions of this Mortgage and the other Loan Documents to be interpreted, construed, applied and enforced so as to avoid inconsistencies or conflicting results; but if any such inconsistency or conflict necessarily occurs, Mortgagor and Mortgagee intend that the provisions of the Loan Agreements control unless otherwise provided therein. This Mortgage may be amended only by a written instrument executed by Mortgagor and Mortgagee with the same formalities as this Mortgage.

Satisfaction. The lien and security interest provided by the Loan Documents will continue unimpaired and in full force and effect unless and until the Debt is paid in full, whereupon such lien and security interest will be without further force or effect, except that Mortgagor’s indemnities for Taxes and Impositions and for Hazardous Substances as described herein shall survive until and unless expressly released in writing. Until this Mortgage shall be satisfied of record, Mortgagor hereby waives for itself, and all subsequent successors in title to the Mortgaged Property, any right it may now have or hereafter have, pursuant to FLA. STAT. 697.04(1)(b), as amended from time to time, to file for record a notice limiting the maximum amount which may be secured by this Mortgage.

Mortgagor as Tenant Holding Over. In the event of a foreclosure sale of the Mortgaged Property, Mortgagor shall be deemed a tenant holding over and shall forthwith deliver possession to Mortgagee or any purchaser or purchasers at such sale or be summarily dispossessed according to provisions of the law of the State of Florida applicable to tenants holding over.

Time of the Essence. Time is of the essence with respect to each and every covenant, agreement, and obligation of Mortgagor under this Mortgage and the other Loan Documents, and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Loan.

Oral Modification Ineffective. No term of this Mortgage or any other of the Loan Documents, or such documents, may be waived, changed, modified, discharge, or terminated except by an instrument in writing signed by the party against which enforcement of the waiver, change, modification, discharge, or termination is sought.

Hazardous Substances. Mortgagor hereby affirms and incorporates by reference herein the representations, warranties, terms, conditions, and indemnities contained in that certain Hazardous Substance Certificate and Indemnification Agreement of even date herewith.

Intentionally Deleted.

Waiver of Trial by Jury. THE PARTIES HEREBY MUTUALLY AGREE THAT NEITHER PARTY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF THE PARTIES (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE “PARTIES”) SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS MORTGAGE, OR THE LOAN DOCUMENTS, OR ANY INSTRUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS AND OTHER OBLIGATIONS EVIDENCED HEREBY, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS EVIDENCED HEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES. THE WAIVER CONTAINED HEREIN IS IRREVOCABLE, CONSTITUTES A KNOWING AND VOLUNTARY WAIVER, AND SHALL BE SUBJECT TO NO EXCEPTIONS. MORTGAGEE HAS IN NO WAY AGREED WITH OR REPRESENTED TO MORTGAGOR OR ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     IN WITNESS WHEREOF, Mortgagor has executed and delivered this Mortgage as of the date stated above.

Signed, sealed and delivered	ORANGE BANK OF FLORIDA,
in the presence of:	a

By:

Name:

Print Name:	Its:

	Address:	519 N. Magnolia Avenue
Print Name:		Orlando, Florida 32801

STATE OF FLORIDA
COUNTY OF ORANGE

BEFORE ME, this _____ day of ________, 2010, personally appeared ______________________ as _____________________of ORANGE BANK OF FLORIDA, a __________________________, who acknowledged before me that he executed this document and who produced his driver’s license as identification and who did take an oath.

Notary Public
My Commission Expires:

EXHIBIT “H”

Form of the Lease Amendment

SECOND AMENDMENT TO NET LEASE AGREEMENT

     THIS SECOND AMENDMENT TO NET LEASE AGREEMENT (“First Amendment”) is made and entered into as of the 1st day of July, 2010, by and between FIRST TEAM CLERMONT OB, LLC, a Florida limited liability company (“Landlord”), and ORANGE BANK OF FLORIDA, a Florida corporation (“Tenant”).

W I T N E S S E T H:

     WHEREAS, Landlord’s predecessor in interest, First Team Properties, LLC, a Florida limited liability company (“First Team”), and Tenant entered into that certain Net Lease Agreement, dated September 10, 2008, as amended and assigned by that certain Assignment and First Amendment to Net Lease Agreement dated February 5, 2009 (the “Lease”), with respect to certain real property and improvements in Lake County, Florida, as more particularly described in the Lease (the “Demised Premises”); and

     WHEREAS, Landlord and Tenant desire to amend the Lease as hereinafter set forth.

     NOW, THEREFORE, for an in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

          Notwithstanding anything set forth in the Lease to the contrary, Tenant shall not be obligated for the payment of Base Rent to Landlord as set forth in the Lease for the period commencing on the date hereof through December 31, 2010.

          This Amendment may be executed in one or more duplicate counterparts, each of which shall upon execution by all parties be deemed to be an original and all of which together shall constitute one Agreement.

          Except as expressly amended hereby, the Lease shall remain unchanged and in full force and effect.

               IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first above written.

Signed, sealed and delivered
in the presence of:
“LANDLORD”

FIRST TEAM CLERMONT OB, LLC, a Florida limited liability company

“LANDLORD”

By:
Name:
W. Warner Peacock, President

Name:

“TENANT”

ORANGE BANK OF FLORIDA, a Florida corporation

By:

Name:	Name:

Its:

Name: